                                      8-K
                                  EXHIBIT 99.9

================================================================================




                            STOCK PURCHASE AGREEMENT

                                    BETWEEN

                          VIDEO JUKEBOX NETWORK, INC.,
                                   AS SELLER,

                                      AND

                               TM NO. 2 LIMITED,
                                    AS BUYER



================================================================================





                                 JUNE 30, 1995

                               TABLE OF CONTENTS


                                                        ARTICLE I
                                                       DEFINITIONS

         1.1     Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                        ARTICLE II
                                                    PURCHASE AND SALE

         2.1     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.2     Purchase and Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                                       ARTICLE III
                                              REPRESENTATIONS AND WARRANTIES
                                                   WITH RESPECT TO VJN

         3.1     Organization, Qualification, Etc. of VJN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.2     Title to the Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.3     Authority of VJN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.4     No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.5     Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.6     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.7     Indebtedness of VJNIL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.8     Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.9     Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                                        ARTICLE IV
                                              REPRESENTATIONS AND WARRANTIES
                                                  WITH RESPECT TO VJNIL

         4.1     Organization, Qualification, Etc. of VJNIL . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.2     Capitalization of VJNIL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.3     Authority of VJNIL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.4     No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.5     Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.6     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.7     Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.8     Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.9     Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.10    Acquired Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.11    Conduct of Business in the Ordinary Course . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.12    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         4.13    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.14    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.15    Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.16    Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.17    Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.18    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.19    ITC License Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.20    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.21    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                        ARTICLE V
                                      REPRESENTATIONS AND WARRANTIES OF TICKETMASTER

         5.1     Organization, Qualification, Etc. of Ticketmaster  . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.2     Authority of Ticketmaster  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.3     No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.4     Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.5     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.6     Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.7     Investment Intent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.8     Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.9     ITC License  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.10    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                        ARTICLE VI
                                     CONCURRENT TRANSACTIONS; DELIVERIES; CONDITIONS

         6.1     Concurrent Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.2     Deliveries by Ticketmaster . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.3     Deliveries by VJN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.4     Conditions Precedent to the Parties' Obligations to Close  . . . . . . . . . . . . . . . . . . . . .  22

                                                       ARTICLE VII
                                                     INDEMNIFICATION

         7.1     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.2     Ticketmaster's Right to Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.3     VJN's Right to Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7.4     Procedure for Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                       ARTICLE VIII
                                                     CONFIDENTIALITY

         8.1     Confidential Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         8.2     Permitted Disclosures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                                        ARTICLE IX
                                                    GENERAL PROVISIONS

         9.1     Provision of Jukeboxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         9.2     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.3     Stamp Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.4     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.5     Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.6     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.7     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.8     RTPA Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.9     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.10    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         9.11    Amendment; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         9.12    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         9.13    Jurisdiction; Service of Process . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         9.14    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         9.15    Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         9.16    Further Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT (this "Agreement") dated as of June 30, 1995, between VIDEO JUKEBOX NETWORK, INC., a Florida corporation ("VJN"), TM NO. 2 LIMITED (registration number 3005851), a company incorporated under the laws of England and Wales ("Ticketmaster"), and VIDEO JUKEBOX NETWORK INTERNATIONAL LIMITED (registration number 264552), a company incorporated under the laws of England and Wales ("VJNIL"), which has executed this Agreement solely with respect to the provisions of Article VIII and Article IX.

                             W I T N E S S E T H :

         WHEREAS, VJNIL is a subsidiary of VJN and operates or intends to operate a viewer interactive television service in the United Kingdom and the Republic of Ireland known as "THE BOX";

         WHEREAS, VJN is or will be, after fulfillment of the transaction listed in Section 6.01(a), the beneficial owner of 602 Ordinary Shares of VJNIL;

         WHEREAS, Ticketmaster desires to purchase from VJN, and VJN desires to sell to Ticketmaster, 246 Ordinary Shares (the "Shares") for an aggregate purchase price of $2,225,000 (U.S.) (the "Purchase Price"); and

         WHEREAS, the parties hereto desire to set forth herein their agreements and understandings with respect to the subject matter hereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants hereinafter set forth and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Ticketmaster and VJN hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" means, with respect to any specified Person, any other Person (other than VJNIL) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that an Affiliate shall not include a Competitor. "Control" (including the terms "controlling," "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         "Assets" has the meaning specified in Section 4.16.

         "Bankruptcy" means (a) an adjudication of bankruptcy under the U.S. Bankruptcy Reform Act of 1978, as amended, or any successor statute, (b) the specified Person stops payment of, is deemed unable (under Section 123 of the Insolvency Act of 1986 of the U.K. (the "Insolvency Act")) or otherwise admits inability to pay its debts or becomes or is deemed to be insolvent, (c) the making of a winding up or administration order in respect of the specified Person, (d) an assignment for the benefit of creditors, (e) the specified Person either does, resolves to do or commences negotiations with a view to doing any of the following: (i) makes a general or special arrangement or composition (whether voluntary or compulsory) with its creditors or any class of creditors, (ii) declares or agrees to a moratorium, (iii) issues a notice convening a meeting to resolve to do any of the foregoing (other than for the purpose of a solvent amalgamation or reconstruction), or (iv) makes a proposal for a voluntary arrangement under Section 1 of the Insolvency Act to be made in respect of the specified Person, (f) the filing of a voluntary petition in bankruptcy or reorganization or the passing of a resolution for voluntary liquidation, reconstruction or winding up (other than for the purpose of a solvent amalgamation or reconstruction), or (g) the failure to vacate the appointment of a receiver, trustee, provisional liquidator or administrative receiver for any part or all of the assets or property of a party within 60 days from the date of such appointment.

         "Business" means the television, cable and similar programming and broadcasting services (interactive or non-interactive), marketing, advertising, sales, concert and related music promotions, merchandising and home shopping projects and all other promotions and ventures in which VJNIL is engaged in England, Wales, Scotland and Northern Ireland as of the date hereof, and in which VJNIL intends to be engaged in the Republic of Ireland (the "Territory"), and any similar or related activities in which VJNIL may become engaged.

         "Business Day" means any day that is not a Saturday or a Sunday and on which banks are open for the conduct of normal banking business in all of the cities of Los Angeles, California, Miami, Florida and London, England.

         "Competitor" means an entity operating or controlling either video music services for use on television broadcast or cable channels featuring such services existing as of the date hereof or subsequently formed services with programming that is substantially similar in format and/or content to VJNIL's programming; provided, however, that Time Warner and its Affiliates shall not be considered Competitors for purposes of this definition.

         "Concurrent Transactions" means the collective reference to the transactions contemplated by this Agreement, the transactions contemplated by the Exhibits hereto and the transactions described or referred to in Article VI hereof.

         "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and Tax liens), charge, encumbrance, adverse claim, option, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         "GAAP" means United Kingdom generally accepted accounting principles and practices as in effect during the relevant period and applied consistently throughout the periods involved.

         "Governmental Authority" means any federal, state or local, or foreign government, governmental, regulatory or administrative authority (or subdivision thereof) and any agency or commission or any court, tribunal or judicial or arbitral body that has jurisdiction over the Business, VJNIL or its Assets, including, without limitation, the United States, the United Kingdom and the Republic of Ireland.

         "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "Intellectual Property" means (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (d) trademarks, service marks, trade dress, logos, trade names and corporate and partnership names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in trademark offices throughout the world, and all rights therein provided by international treaties or conventions, (e) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (f) moral rights (including, without limitation, rights of paternity and integrity), and waivers of such rights by others, (g) computer software, including, without limitation, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, (h) trade secrets and confidential, technical and business information (including ideas, flow charts, logic diagrams, formulas, compositions, patterns, devices, methods, techniques, processes, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (i) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, selling, pricing and cost information or procedures, business and marketing plans and customer and supplier lists and information, (j) copies and tangible embodiments of all the foregoing, in whatever form or medium, (k) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (l) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing, and
(m) all goodwill associated with the foregoing.

         "Knowledge of Ticketmaster" or "to Ticketmaster's knowledge" and similar references mean the knowledge of the officers, directors and key employees of Ticketmaster after due inquiry.

         "Knowledge of VJN" or "to VJN's knowledge" and similar references mean the knowledge of the officers, directors and key employees of VJN after due inquiry.

         "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law issued by any Governmental Authority.

         "Material Adverse Effect" means any circumstance, change in, or effect on the business of any party hereto (including, without limitation, in the case of VJNIL, the Business) that: (a) is, or could reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, results of operations or the financial condition of such party, or (b) could reasonably be expected to adversely affect the ability of such party to operate or conduct its business in the manner in which it is currently, or is currently anticipated to be, operated or conducted.

         "Person" means any individual, partnership, firm, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         "Receivables" means any and all accounts, notes and other receivables of VJNIL from third parties, including, without limitation, customers, arising from the conduct of the Business or otherwise before the date hereof, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

         "Relevant Accounting Standard" means any applicable SSAP, Financial Reporting Standard, or Consensus or Statement of Recommended Practice issued by the Accounting Standards Board in England and Wales, or any committee thereof or body recognized thereby, in force as of the date hereof.

         "SSAP" means the United Kingdom Statement of Standard Accounting Practices.

         "Stockholders Agreement" means that certain Stockholders Agreement to be dated the Closing Date among Ticketmaster, VJN and VJNIL, substantially in the form attached hereto as Exhibit A.

         "Tangible Personal Property" means machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property used in the Business or owned or leased by VJNIL.

         "Tax" or "Taxes" means any and all taxes, stamp duties, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

                                   ARTICLE II

                               PURCHASE AND SALE

         SECTION 2.1 Closing. The closing of the purchase and sale of the Shares and the Concurrent Transactions (as defined in Section 6.01) (the "Closing") shall take place at the offices of Neal Gerber & Eisenberg, Two N. LaSalle Street, Suite 2200, Chicago, Illinois 60602 at 10:00 a.m., local time, on Friday, June 30, 1995, or (if later) within five Business Days after the satisfaction or written waiver by the appropriate party(ies) of the conditions set forth in Article VI (the "Closing Date").

         SECTION 2.2 Purchase and Sale. Subject to fulfillment of the conditions precedent, and based upon the representations and warranties, set forth herein, at Closing Ticketmaster shall purchase from VJN, and VJN shall sell to Ticketmaster, the Shares free and clear of any and all Encumbrances (other than those imposed by the Stockholders Agreement). In consideration of and in full payment for the Shares, Ticketmaster, at Closing, shall pay to VJN, by wire transfer of immediately available funds, the Purchase Price.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                              WITH RESPECT TO VJN

         As an inducement to Ticketmaster to enter into this Agreement, VJN hereby represents and warrants to Ticketmaster as follows:

         SECTION 3.1 Organization, Qualification, Etc. of VJN. VJN is a duly organized and validly existing corporation under the Laws of the State of Florida and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been, is currently and is anticipated to be conducted.

         SECTION 3.2 Title to the Shares. VJN (a) has, and on the Closing Date (and after the transaction referred to in Section 6.01(a) has been effected) will have, good and marketable title to and beneficial ownership of the Shares to be sold by VJN to Ticketmaster hereunder and, immediately prior to such sale to Ticketmaster, will have beneficial ownership of all outstanding shares in VJNIL, (b) has, and on the Closing Date will have, prepaid all transfer taxes of any kind (other than stamp duties) applicable to the transfer of the Shares to Ticketmaster, (c) has full right, power and authority to sell, assign, transfer and deliver the Shares hereunder, free and clear of any Encumbrance other than those imposed by the Stockholders Agreement.

         SECTION 3.3 Authority of VJN. VJN has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by VJN, the performance by VJN of its obligations hereunder and the consummation by VJN of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of VJN. This Agreement has been duly executed and delivered by VJN and (assuming due authorization, execution and delivery by Ticketmaster) constitutes the legal, valid and binding obligation of VJN, enforceable against VJN in accordance with its terms, except as such enforcement may be subject to
(a) Bankruptcy or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         SECTION 3.4 No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.05 have been obtained and all filings and notifications listed on Schedule 3.04 have been made, the execution, delivery and performance of this Agreement by VJN and the consummation of the transactions contemplated hereby do not and will not (a) violate, conflict with or result in the breach of any provision of VJN's Third Amended and Restated Articles of Incorporation (the "Articles of Incorporation") or By-laws, (b) conflict with or violate any Law or

Governmental Order applicable to VJN, which violation or conflict would, individually or in the aggregate, have a Material Adverse Effect on VJN, the Business or on the transactions contemplated hereby (including the Concurrent Transactions), or (c) except as set forth on Schedule 3.04, conflict with, result in any breach of, constitute a default (or an event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of VJN or the Business pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument, agreement or arrangement to which VJN is a party or by which any of such assets or properties is bound or affected which conflict or violation would, individually or in the aggregate, have a Material Adverse Effect on the ability of VJN to consummate the transactions contemplated hereby or on the Business.

         SECTION 3.5      Consents and Approvals.  Except as set forth on
Schedule 3.05, the execution, delivery and performance of this Agreement by VJN do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority or any third party.

         SECTION 3.6 Litigation. Except as set forth on Schedule 3.06 (which, with respect to each action disclosed therein, sets forth: the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted), there are no claims or proceedings by or against VJN (or, to VJN's knowledge, any of its directors, officers, employees or agents) pending or, to the knowledge of VJN, threatened and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby, including without limitation the Concurrent Transactions.

         SECTION 3.7 Indebtedness of VJNIL. VJNIL is not obligated to VJN, directly or indirectly, other than for the indebtedness described in
Section 6.01(e).

         SECTION 3.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Concurrent Transactions based upon arrangements made by or on behalf of VJN except an aggregate amount of $100,000 payable by VJN to Communications Equity Associates, Inc., which $100,000 shall be paid at the Closing solely by VJN.

         SECTION 3.9 Full Disclosure. No representation or warranty of VJN contained in this Agreement and no written statement contained in any financial or operating data or certificate furnished or to be furnished to Ticketmaster pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement (including the Concurrent Transactions), contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                             WITH RESPECT TO VJNIL

         As an inducement to Ticketmaster to enter into this Agreement, VJN hereby represents and warrants to Ticketmaster as follows:

         SECTION 4.1 Organization, Qualification, Etc. of VJNIL. VJNIL is a duly registered, incorporated and validly existing corporation under the Laws of England and Wales and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been, is currently and is currently anticipated to be conducted. VJNIL is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing does not have, or could not reasonably be expected to have, a Material Adverse Effect. All material corporate actions taken by VJNIL have been duly authorized and VJNIL has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Memorandum of Association and Articles of Association (collectively, the "Articles of Association"). True and correct copies of VJNIL's (a) Articles of Association, as amended and restated through the date hereof and (b) resolutions of the members and of the Board of Directors adopted prior to the date hereof heretofore have been delivered to Ticketmaster and all of such resolutions remain in full force and effect in the form delivered to Ticketmaster.

         SECTION 4.2      Capitalization of VJNIL.  Schedule 4.02 accurately
(a) sets forth, as of the time immediately after consummation of the transaction set forth in Section 6.01(a), the names of the holders of all of the outstanding capital stock of VJNIL and the number of shares owned by each such stockholder and (b) describes any preferences in distributions to which each such stockholder is entitled. There are now and, as of the time immediately after consummation of the transaction set forth in Section 6.01(a), will be no preemptive rights with respect to any capital stock of VJNIL and, except as set forth on Schedule 4.02, there are now and, as of the time immediately after consummation of the transaction set forth in Section 6.01(a), will be no outstanding options, subscriptions, warrants, calls, contracts, convertible securities, or other rights, agreements, arrangements or commitments of any character under which VJNIL is or may become obligated to issue, assign or transfer any shares of capital stock of VJNIL or purchase, redeem or otherwise acquire any outstanding shares of capital stock of

VJNIL. Each outstanding share of capital stock of VJNIL has been duly and validly authorized and issued and is fully paid and owned, beneficially and of record, by the stockholder(s) listed on Schedule 4.02. Neither VJNIL nor VJN has and, to VJN's knowledge, no other stockholder listed on Schedule 4.02 has, granted any option or other right to purchase any capital stock of VJNIL or any interest therein from any such stockholder, except as set forth in the Monsey Stock Purchase Agreement (as defined in Section 6.01).

         SECTION 4.3 Authority of VJNIL. VJNIL has all necessary corporate power and authority to enter into all of the agreements to which it is a party that are necessary to effect the Concurrent Transactions (collectively, the "Additional Agreements"), to carry out its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by VJNIL of each of the Additional Agreements, the performance by VJNIL of its obligations thereunder and the consummation by VJNIL of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of VJNIL. Each of the Additional Agreements has been, or at Closing will be, duly executed and delivered by VJNIL and (assuming due authorization, execution and delivery by the other parties thereto) constitutes the legal, valid and binding obligation of VJNIL, enforceable against VJNIL in accordance with its respective terms, except as such enforcement may be subject to (a) Bankruptcy or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         SECTION 4.4 No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 4.05 have been obtained and all filings and notifications listed on Schedule 4.04 have been made, the execution, delivery and performance of each of the Additional Agreements by VJNIL and the consummation of the transactions contemplated thereby are within VJNIL's objects and powers and do not and will not (a) violate, conflict with or result in the breach of any provision of VJNIL's Articles of Association,
(b) conflict with or violate any Law or Governmental Order applicable to VJNIL, the Business or the Assets which violation or conflict could, individually or in the aggregate, have a Material Adverse Effect on VJNIL, the Business or on the transactions contemplated hereby (including the Concurrent Transactions), or (c) except as set forth on Schedule 4.04, conflict with, result in any breach of, constitute a default (or an event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of its Assets pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument, agreement or arrangement to which VJNIL is a party or by which any of such assets or properties is bound or affected which conflict or violation could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on VJNIL or the Business.

         SECTION 4.5      Consents and Approvals.  Except as set forth on
Schedule 4.05, the execution, delivery and performance of each of the Additional Agreements by VJNIL does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority or any third party.

         SECTION 4.6 Litigation. Except as set forth on Schedule 4.06 (which, with respect to each action disclosed therein, sets forth: the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted), there are no actions, disputes or claims (other than proceedings filed but not yet served on VJNIL) being brought or, to VJN's knowledge, threatened by or against VJNIL (or, to the knowledge of VJN, any of VJNIL's directors, officers, employees or agents), or affecting any of the Assets, pending (or, as to the knowledge of VJN, to the knowledge of VJN, threatened) and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. None of the matters disclosed on Schedule 4.06 could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby, including without limitation the Concurrent Transactions. Except as set forth on Schedule 4.06, none of VJNIL nor any of the Assets is subject to any Law or Governmental Order (nor, to the knowledge of VJN, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has had or could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.7      Financial Information.

                 (a) All balance sheets, profit and loss accounts and all other financial information of VJNIL which have been or hereafter shall be furnished by or on behalf of VJNIL to Ticketmaster for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including (i) the audited balance sheet as of December 31, 1994 and the related audited profit and loss account for the fiscal year then ended, together with all notes and schedules thereto (the "Year End Financial Statements") and (ii) the unaudited balance sheet of VJNIL at April 30, 1995 and the related unaudited profit and loss account and statement of cash flows of VJNIL (the "Interim Financial Statements") have been prepared in accordance with GAAP, all applicable Relevant Accounting Standards and the Companies Act 1985, consistently applied throughout the periods involved (except as disclosed therein) and give a true and fair view of the state of affairs of VJNIL as at the dates therefor and the results of their operations for the periods then ended, subject to year-end adjustments consisting only of normal recurring accruals. On the Closing Date, VJNIL will not have any liabilities, greater than L.100,000 individually or in the aggregate, whether prospective, contingent or otherwise, including for Taxes, long-term leases or unusual forward or long-term commitments, which are not fully provided for in the Interim Financial Statements, whether or not required to be so fully provided for as of the date thereof, except for those liabilities incurred since the date thereof in the ordinary course of

VJNIL's business or as described on Schedule 4.07 and those liabilities reflected in the footnotes to the Year End Financial Statements.

                 (b) The annual operating budget of VJNIL for fiscal year 1995 (the "Budget"), that heretofore has been delivered to Ticketmaster, has been prepared in light of the past operations of VJNIL. The Budget has been prepared in good faith, on the basis of honestly held views of management of VJN, using accounting principles and methods consistent with those used in preparing the Year End Financial Statements, except that the Budget omits (A) certain footnote disclosures and financial statement presentation items required by GAAP, all Relevant Accounting Standards and/or the Companies Act and (B) certain year end adjustments consisting only of normal recurring accruals usually included in the preparation of year end financial statements. The Budget is based on reasonable and realistic assumptions in light of current economic conditions and VJN has no knowledge of any reason why VJNIL should not be able to achieve the performance levels set forth in the Budget in light of current economic conditions. Ticketmaster acknowledges that some of the assumptions upon which the Budget has been based may not materialize.

                 (c) Since December 31, 1994, VJNIL has not paid or declared any dividend or distribution with respect to its outstanding capital stock.

         SECTION 4.8 Books and Records. The books of account and other financial records of VJNIL: (a) reflect all items of income and expense and all assets and liabilities required to be reflected therein, except to the extent that the omission to reflect such items could not, individually or in the aggregate, have a Material Adverse Effect on the Business, (b) are complete and correct, not misleading and do not contain or reflect any inaccuracies or discrepancies, except as could not, individually or in the aggregate, have a Material Adverse Effect on the Business, and (c) have been maintained in accordance with good business and accounting practices.

         SECTION 4.9 Receivables. Except to the extent, if any, provided for on the balance sheet included in the Interim Financial Statements and except as set forth on Schedule 4.09, all Receivables reflected on the balance sheet included in the Interim Financial Statements arose from, and the Receivables existing as of the Closing Date will have arisen from, the sale of services to persons not Affiliated with VJNIL and in the ordinary course of its business consistent with past practice and, except as provided against on the balance sheet included in the Interim Financial Statements, constitute or will constitute, as the case may be, only valid, undisputed claims of VJNIL not subject to valid claims of set-off, off-set or other defenses or counterclaims. The Interim Financial Statements make full provision for all doubtful debts and all bad debts have been written off, except for doubtful debts and bad debts that, individually or in the aggregate, would not have a Material Adverse Effect on VJNIL or the Business.

         SECTION 4.10     Acquired Assets.  Except as disclosed on Schedule
4.16, each

Asset of VJNIL (including, without limitation, the benefit of any licenses, leases or other agreements or arrangements) acquired since the date of the Interim Financial Statements has been acquired for consideration and on terms no less favorable to VJNIL than otherwise would have been available in a comparable arms' length transaction on the date of such acquisition, except for Assets with an aggregate acquisition cost of not more than L.25,000.

         SECTION 4.11 Conduct of Business in the Ordinary Course. Since the date of the Interim Financial Statements, and except as disclosed on
Schedule 4.11 or as otherwise specifically permitted hereby, VJNIL has conducted business only in the ordinary course and consistent with past practice.

         SECTION 4.12     Compliance with Laws.  Except as set forth on
Schedule 4.12, VJNIL has conducted and continues to conduct its business in all material respects in accordance with all Laws and all Governmental Orders entered by or with any Governmental Authorities, and VJNIL is in compliance with all such Laws or Governmental Orders, except to the extent that the failure to so conduct or comply therewith would not, in the aggregate, have a Material Adverse Effect on VJNIL, the Business or on the transactions contemplated hereby (including the Concurrent Transactions).

         SECTION 4.13     Material Contracts.

                 (a) VJNIL has, or has caused to be, made available to Ticketmaster for review and duplication, correct and complete copies (or in the case of oral contracts, summaries thereof) of all of the following contracts and agreements of VJNIL, together with all material contracts, agreements, leases and subleases to which VJNIL is a party concerning the management or operation of any real property and all material agreements relating to Intellectual Property (such material contracts and agreements, listed on Schedule 4.13(a), collectively, "Material Contracts"):

                            (i)    each contract and agreement for the purchase
of inventory or personal property with any supplier or for the furnishing of services to VJNIL, or otherwise related to the Business under the terms of which VJNIL; (A) is reasonably anticipated to pay or otherwise give consideration of more than L.5,000 in the aggregate over the remaining term of such contract or (B) cannot cancel without penalty or further payment and without more than 30 days' notice;

                           (ii)   each contract and agreement for the sale of
inventory or other personal property or for the furnishing of services by VJNIL which: (A) is reasonably anticipated to involve consideration of more than L.5,000 in the aggregate during the fiscal year ending December 31, 1995 or in any fiscal year thereafter, (B) is reasonably anticipated to involve consideration of more than L.5,000 in the aggregate over the remaining term of the contract or (C) cannot be cancelled by VJNIL without penalty or further payment and without more than 30 days' notice;

                          (iii)   all broker, distributor, dealer,
manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which VJNIL is a party;

                           (iv)   all management contracts and contracts with
independent contractors, consultants or other persons (including Affiliates) (or similar arrangements) involving exclusive rights or requiring payments in excess of L.5,000 individually to which VJNIL is a party and which are not cancelable without penalty or further payment on 30 days' or less notice;

                            (v)   all contracts and agreements relating to
indebtedness of VJNIL in excess of L.5,000 individually or L.5,000 in the aggregate;

                           (vi)   all contracts and agreements with any
Governmental Authority to which VJNIL is a party;

                          (vii)   all contracts and agreements that limit or
purport to limit the ability of VJNIL to compete in any line of business, or with any person, or in any geographic area or during any period of time;

                         (viii)   all contracts and agreements between or among
VJNIL on the one hand and any Affiliate of VJNIL on the other hand;

                           (ix)   all leases and subleases for tangible
personal property having a value in excess of L.5,000; for purposes of this Agreement, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

                            (x)   all contracts relating to Intellectual
Property and all contracts relating to real property owned, leased or used by VJNIL; and

                           (xi)   all other contracts and agreements whether or
not made in the ordinary course of business, which are material to VJNIL or the conduct of the Business.

                 (b) Except as disclosed on Schedule 4.13(b), each Material Contract: (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated hereby shall continue in full force and effect without penalty or other adverse consequence. VJNIL is not and, to VJN's knowledge, no other party to any Material Contract is, in breach of or default under any Material Contract, which breach or default would have a Material Adverse Effect on VJNIL, and no Material Contract contravenes or is registrable under any of the Trade Descriptions Acts, the Fair Trading Act 1973, the Restrictive Trade Practices Act 1976 and 1977, the Resale Prices Act 1976 or the Competition Act 1980.

                 (c) There is no contract, agreement or other arrangement granting any person any preferential right to purchase, other than in the ordinary course of Business consistent with past practice, any of the properties, assets or services of VJNIL.

                 (d) There is not now outstanding any guarantee or agreement for indemnity or for suretyship either given by or for the benefit of VJNIL.

         SECTION 4.14     Intellectual Property.

                 (a) Ticketmaster heretofore has been provided a true and complete list of all Intellectual Property which VJNIL owns or has the right to use. VJNIL has full ownership thereof or the right to use all such rights, in each case except to the extent heretofore disclosed in writing to Ticketmaster, and neither VJN nor VJNIL has any knowledge that the conduct of the Business as now operated, as of the date hereof, conflicts with, misappropriates or infringes, or has been alleged to infringe, any Intellectual Property rights or franchises of any person (including patents, trade secrets or other proprietary rights of any third party). Ticketmaster heretofore has been provided with a true and complete copy of every material license or other material agreement, including all amendments thereto, pursuant to which VJNIL agreed to grant or has granted rights with respect to the Intellectual Property, or pursuant to which VJNIL enjoys rights in any Intellectual Property of any person. No current or former consultant, employee or Affiliate of VJNIL or VJN or any of their respective shareholders, officers or directors has any right, title or interest in any of the Intellectual Property used and/or owned by VJNIL. VJNIL heretofore has delivered to Ticketmaster true, complete and correct copies of all material correspondence, memoranda and other written advice from VJNIL's patent counsel or from any Governmental Authority, including without limitation, the United States Patent and Trademark Office, the Independent Television Commission, the U.K. Patent Office and Trademark Registry and the European Patent Office describing or discussing the Intellectual Property or the availability of patent protection for VJNIL's products, services and/or business.

                 (b) Except to the extent described on Schedule 4.14(b) attached hereto, to VJN's knowledge, none of the Intellectual Property owned by or licensed to VJNIL is being infringed by any person.

                 (c) To VJN's knowledge, the Intellectual Property heretofore disclosed in writing to Ticketmaster comprises all of the Intellectual Property required to enable VJNIL to lawfully carry on the Business as now conducted.

         SECTION 4.15 Real Property. The particulars of the real property set forth on Schedule 4.15 attached hereto (the "Real Property") are true and correct in all respects and VJNIL has good and marketable title to the Real Property free from Encumbrances and other adverse rights. The Real Property comprises all the real property owned, used or occupied by VJNIL in connection with the Business and VJNIL has never owned any interest in any other real property other than the Real Property. There is no violation of any Law (including, without limitation, any building, planning, zoning law or environmental law) or any covenants, stipulations or conditions relating to any of the Real Property and VJNIL is in peaceful and undisturbed possession of each parcel of Real Property, except to the extent failure to be in such possession could not have a Material Adverse Effect. There are no contractual or legal restrictions that preclude or restrict in any material manner the ability to use any of the Real Property in the manner in which they are currently being used and the Real Property has all rights and easements reasonably necessary for their use and enjoyment for the purposes of the Business. VJNIL is not leasing or subleasing and has not leased or sublet any parcel or any portion of any parcel of Real Property to any other Person, nor has VJNIL assigned its interest under any lease or sublease for any leased Real Property to any third party. There are no outstanding material disputes with any Person relating to the Real Property or its use and no notices have been given or received by VJNIL which would adversely affect the use and enjoyment of the Real Property.

         SECTION 4.16 Assets. VJNIL owns, leases or has the legal right to use all the properties and assets used or intended to be used or required in the conduct of the Business and which are material and, with respect to contract rights, is a party to and enjoys the right to the benefits of all material contracts and agreements used and/or intended to be used by VJNIL or required in or relating to the conduct of the Business (such properties, assets and contract rights collectively referred to as the "Assets"). VJNIL has good title to or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances, except as disclosed on Schedule 4.16. All the Assets are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are used and intended.

         SECTION 4.17 Suppliers. Except as disclosed on Schedule 4.17, VJNIL has not received any notice, nor is VJNIL aware, that any supplier will not sell supplies and other goods or provide services to VJNIL at any time after the date hereof on terms and conditions substantially similar to those used in its current sales to VJNIL, subject only to general and customary price increases.

         SECTION 4.18     Taxes.

                 (a) Except as set forth on Schedule 4.18(a), (i) all returns and reports in respect of all Taxes required to be filed with respect to VJNIL or the Business have been timely filed; (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) all such returns and reports are true, correct and complete; (iv) no adjustment relating to such returns has been proposed by any tax authority and, to the knowledge of VJN, no basis exists for any such adjustment; (v) there are no pending or, to the knowledge of VJN, threatened actions or proceedings for the assessment or collection of Taxes against VJNIL; (vi) there are no Encumbrances on any Assets; (vii) VJNIL has not been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; and
(viii) all Taxes required to be withheld, collected or deposited by or with respect to VJNIL or the Business have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority.

                 (b) Except as disclosed on Schedule 4.18(b), (i) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which VJNIL may be subject; (ii) there are no proposed reassessments of any property owned by VJNIL or other proposals that could increase the amount of any Tax to which VJNIL would be subject; and (iii) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect VJNIL.

                 (c) VJNIL has delivered to Ticketmaster correct and complete copies of all federal, state and foreign income, franchise and similar tax returns since January 1991, and correct and complete summaries of all examination reports, and statements of deficiencies assessed against or agreed to by VJNIL since January 1991.

                 (d) On the balance sheet included in the Interim Financial Statements, reserves and allowances have been provided adequate to satisfy all liabilities for Taxes relating to VJNIL for periods through the date thereof.

         SECTION 4.19 ITC License Agreement. The License to Provide a Licensable Programme Service under Part I of the Broadcasting Act 1990 (License No. LPS044) granted to VJNIL by the Independent Television Commission on February 11, 1992, to come into force on February 14, 1992 (the "ITC License"), is in full force and effect and has not been amended or modified from the copy heretofore delivered to Ticketmaster. VJNIL is in full compliance in all material respects with all conditions and provisions of the ITC License, including without limitation all provisions relating to programmed standards and record keeping requirements. VJNIL is not, and neither VJNIL nor VJN has received any notice that VJNIL is, in default or breach under the ITC License and no event has occurred and no condition or state of facts exists (other than the transactions contemplated herein, including without limitation the Concurrent Transactions, with respect to which VJN makes no representation) that, with the passage of time or the giving of notice or both, could constitute a default or breach under the ITC License. VJNIL, on a timely basis, has made all payments and filings required under the ITC License. Neither VJNIL nor VJN has received any notice that the Independent Television Commission has revoked or intends to revoke the ITC License and, to the knowledge of VJNIL and VJN, no action is threatened or in progress against VJNIL with respect thereto.

         SECTION 4.20 Full Disclosure. No representation or warranty with respect to

VJNIL contained in this Agreement and no written statement contained in any financial or operating data or certificate furnished to Ticketmaster pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement (including the Concurrent Transactions), contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         SECTION 4.21 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Concurrent Transactions based upon arrangements made by or on behalf of VJNIL except an aggregate of $75,000 payable by VJNIL to Communications Equity Associates, Inc., which $75,000 shall be paid at the Closing solely by VJNIL.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF TICKETMASTER

         As an inducement to VJN to enter into this Agreement, Ticketmaster hereby represents and warrants to VJN as follows:

         SECTION 5.1 Organization, Qualification, Etc. of Ticketmaster. Ticketmaster is a duly registered, incorporated and validly existing corporation under the Laws of England and Wales and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been, is currently and is anticipated to be conducted. A true and complete list of the stockholders of Ticketmaster is set forth on Schedule 5.01.

         SECTION 5.2 Authority of Ticketmaster. Ticketmaster has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Ticketmaster, the performance by Ticketmaster of its obligations hereunder and the consummation by Ticketmaster of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Ticketmaster. This Agreement has been duly executed and delivered by Ticketmaster and (assuming due authorization, execution and delivery by VJN) constitutes the legal, valid and binding obligation of Ticketmaster, enforceable against Ticketmaster in accordance with its terms, except as such enforcement may be subject to (a) Bankruptcy or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         SECTION 5.3 No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section

5.04, the execution, delivery and performance of this Agreement by Ticketmaster and the consummation of the transactions contemplated hereby do not and will not (a) violate, conflict with or result in the breach of any provision of Ticketmaster's Memorandum or Articles of Association, (b) conflict with or violate any Law or Governmental Order applicable to Ticketmaster, which violation or conflict could, individually or in the aggregate, have a Material Adverse Effect on Ticketmaster, or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Ticketmaster pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument, agreement or arrangement to which Ticketmaster is a party or by which any of such assets or properties are bound or affected which could reasonably be expected to have a Material Adverse Effect on the ability of Ticketmaster to consummate the transactions contemplated hereby.

         SECTION 5.4 Consents and Approvals. The execution, delivery and performance of this Agreement by Ticketmaster do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority or, except as set forth on Schedule 5.04, any third party.

         SECTION 5.5 Litigation. No claims or proceedings are pending or, to the knowledge of Ticketmaster, threatened by or against Ticketmaster (or, to Ticketmaster's knowledge, any of its directors, officers, employees or agents) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby, including without limitation the Concurrent Transactions.

         SECTION 5.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Concurrent Transactions based upon arrangements made by or on behalf of Ticketmaster.

         SECTION 5.7 Investment Intent. Ticketmaster is acquiring the Shares for investment purposes and not with a view to, or for resale in connection with, the distribution or disposition thereof (except in a transaction or transactions permitted under the applicable securities laws). Ticketmaster represents that it is has such knowledge and experience in financial and business matters (as required by Rule 506 of Regulation D of the Securities Act of 1933, as amended), and has had such opportunity as it deems necessary or appropriate to ask questions of and receive answers from personnel of VJNIL, VJN or of others acting on VJNIL's behalf concerning the Business, VJNIL and the Shares, to enable Ticketmaster to evaluate the merits and risks associated with ownership of the Shares.

         SECTION 5.8 Access to Information. Ticketmaster has been afforded an opportunity to discuss the Business and VJNIL's management and financial affairs with VJNIL's management and has also had an opportunity to ask questions of and receive answers from VJNIL's officers relating to the subject matter of this Agreement.

         SECTION 5.9 ITC License. Ticketmaster is not aware of any reason which would give the Independent Television Commission grounds to revoke the ITC License.

         SECTION 5.10 Full Disclosure. No representation or warranty of Ticketmaster contained in this Agreement and no written statement contained in any financial or operating data or certificate furnished or to be furnished to VJN or VJNIL pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement (including the Concurrent Transactions), contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VI

                CONCURRENT TRANSACTIONS; DELIVERIES; CONDITIONS

         SECTION 6.1 Concurrent Transactions. The parties hereto acknowledge that each of the parties hereto has relied upon the accuracy, validity and effectiveness of such other parties' representations, warranties and agreements in entering into this Agreement and that, concurrently with the
Closing:

                 (a) In accordance with the terms of that certain Stock Purchase Agreement between VJN and Vincent Paul Monsey ("Monsey"), a copy of which is attached hereto as Exhibit B (the "Monsey Stock Purchase Agreement"), VJN shall have (i) purchased the 54 Series B Ordinary Shares of VJNIL legally and beneficially owned by Monsey, in consideration for 225,000 shares of common stock of VJN, (ii) had transferred to it the 36 Series B Ordinary Shares of VJNIL legally owned by Monsey and held on a nominee basis for the benefit of VJN (each of the transfers described in clauses (i) and (ii) above having been duly approved by VJNIL), and (iii) provided evidence, satisfactory to Ticketmaster, of the termination without liability to VJNIL, of (A) those certain agreements with respect to the Series B and Series C Ordinary Shares entitled the Escrow Agreement and the Declaration of Trust and Nomineeship and
(B) that certain Shareholders Agreement dated March 4, 1992 among Monsey, VJN and VJNIL;

                 (b) VJN, as the sole member of VJNIL, shall have procured the passing of a special resolution of the members of VJNIL to reclassify the Series A Ordinary Shares, the Series B Ordinary Shares and the Series C Ordinary Shares of VJNIL as Ordinary Shares so that only one series of capital stock of VJNIL is authorized and outstanding;

                 (c) Ticketmaster, VJNIL and VJN shall enter into that certain Administrative Services Agreement, a copy of which is attached hereto as Exhibit C (the "Administrative Services Agreement"), pursuant to which Ticketmaster shall subscribe for 110 newly issued Ordinary Shares of VJNIL in consideration for the issuance by Ticketmaster of a Promissory Note in the amount of L.625,400, as provided therein;

                 (d) TM/Video International, Inc., a Delaware corporation ("TM/Video") shall make a loan to VJNIL in the aggregate amount of $1,500,000 (U.S.) in accordance with, and which loan shall be secured and governed by, that certain Secured Loan Agreement, that certain Secured Promissory Note and that certain Debenture, each between TM/Video and VJNIL, copies of which are attached hereto as Exhibits D, E and F (collectively, the "Ticketmaster Loan Documents");

                 (e) All outstanding indebtedness of VJNIL to VJN shall have been repaid in full with the proceeds of a new loan made by VJN to VJNIL in the aggregate amount of $1,500,000 (U.S.), which loan shall be evidenced, secured and governed by that certain Secured Loan Agreement, that certain Secured Promissory Note and that certain Debenture, each between VJN and VJNIL and each containing terms identical to the corresponding Ticketmaster Loan Document, in the forms of Exhibits G, H and I attached hereto (collectively, the "VJN Loan Documents");

                 (f) TM/Video, VJN, VJNIL and the agent thereunder shall enter into an intercreditor agreement (the "Intercreditor Agreement"), in the form of Exhibit J attached hereto;

                 (g) VJN and VJNIL shall enter into a license agreement, in the form of Exhibit K attached hereto, granting VJNIL rights to use certain Intellectual Property of VJN relating to the Business (the "VJN License");

                 (h) Ticketmaster, VJN and VJNIL shall enter into the Stockholders Agreement and shall adopt the new Articles of Association, in the form of Exhibit K-2 attached hereto;

                 (i) VJNIL shall enter into employment agreements with each of Monsey and Elizabeth A. Laskowski, in the forms of Exhibits L and M (the "Employment Agreements");

                 (j) VJN and Ticketmaster shall execute a Deed of Tax Covenant in favor of Ticketmaster, in the form of Exhibit N, attached hereto (the "Tax Covenant"); and

                 (k) VJN and Ticketmaster shall execute a letter agreement regarding VJN's potential obligation to indemnify Ticketmaster upon the occurrence of certain specified events, in the form of Exhibit O, attached hereto.

The parties hereto agree that all of the documents to be executed and delivered pursuant to this Section 6.01 shall be deemed to be executed and delivered concurrently with this Agreement and none of such documents shall become effective until all such documents have been fully executed and delivered.

         SECTION 6.2 Deliveries by Ticketmaster. On or prior to the Closing, Ticketmaster shall execute (where necessary) and deliver or cause to be delivered to VJN and VJNIL the following documents, certificates and agreements:

                 (a) Purchase Price. Ticketmaster shall pay to VJN the Purchase Price, in the manner set forth in Section 2.02;

                 (b) Representations and Warranties. A certificate executed by a duly authorized officer of Ticketmaster certifying that the representations and warranties of Ticketmaster contained in this Agreement are true and correct in all material respects as of the Closing, except for any representations or warranties that relate solely to an earlier date (in which case such representations and warranties were true and correct as of such earlier date);

                 (c) Resolutions. A true and complete copy, certified by the Secretary of Ticketmaster, of the resolutions duly and validly adopted by the board of directors of Ticketmaster evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                 (d) Incumbency Certificate. A certificate of the Secretary of Ticketmaster certifying the names and signatures of the officers of Ticketmaster authorized to sign this Agreement and the other documents to be delivered hereunder on its behalf;

                 (e) Legal Opinion. An opinion of Ticketmaster's counsel, Rowe & Maw, in substantially the form of Exhibit P hereto;

                 (f) TM/Video Loan. A copy of each of the Loan Agreements and the Intercreditor Agreement, each executed by TM/Video; and

                 (g) Concurrent Transactions. A copy of each of the following documents relating to the Concurrent Transactions, each executed by Ticketmaster (or, as noted, TM/Video): (i) the Administrative Services Agreement, (ii) the Stockholders Agreement, (iii) the Tax Covenant, (iv) each of the Ticketmaster Loan Documents, executed by TM/Video, and (v) the Intercreditor Agreement, executed by TM/Video.

         SECTION 6.3 Deliveries by VJN. On or prior to the Closing, VJN shall execute or cause to be executed and deliver or cause to be delivered to Ticketmaster the following documents, certificates and agreements:

                 (a) Stock Certificates. Certificates representing all of the Shares, together with stock transfer forms duly executed to effect transfer of the Shares to Ticketmaster on the books and records of VJNIL;

                 (b) Representations and Warranties. A certificate executed by a duly authorized officer of VJN certifying that the representations and warranties relating to VJN and VJNIL contained in this Agreement are true and correct in all material respects as of the Closing, except for any representations or warranties that relate solely to an earlier date (in which case such representations and warranties were true and correct as of such earlier date);

                 (c)      Resolutions of VJN.   A true and complete copy,
certified by the Secretary of VJN, of the resolutions duly and validly adopted by the board of directors of VJN evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                 (d) Incumbency Certificate of VJN. A certificate of the Secretary of VJN certifying the names and signatures of the officers of VJN authorized to sign this Agreement and the other documents to be delivered hereunder on behalf of VJN;

                 (e) Legal Opinion. An opinion of VJN's counsel, Lucio, Mandler, Croland, Bronstein & Steele, P.A., in substantially the form of Exhibit Q hereto;

                 (f) Statutory Books. VJNIL's Register of Members, reflecting VJN as the registered owner of 356 Ordinary Shares of VJNIL, shall be presented to Ticketmaster's U.K. counsel for inspection. As soon as possible after the Closing, VJNIL's Register of Members shall be updated to reflect Ticketmaster's ownership of 356 Ordinary Shares of VJNIL.

                 (g) Concurrent Transactions. A copy of each of the following documents relating to the Concurrent Transactions, each executed by VJN and VJNIL (unless otherwise noted): (i) each of the VJN Loan Documents,
(ii) the VJN License, (iii) the Intercreditor Agreement, (iv) the Monsey Stock Purchase Agreement, (v) the Stockholders Agreement; (vi) the Administrative Services Agreement; (v) the Ticketmaster Loan Documents, executed by VJNIL;
(vi) the Tax Covenant, executed by VJN; (vii) the Employment Agreements, executed by VJNIL and the other parties thereto; and (viii) special resolutions of the sole member of VJNIL authorizing the amendment to its Articles and Memorandum of Association, as described in Section 6.01(b), certified by the Secretary of VJNIL.

         SECTION 6.4 Conditions Precedent to the Parties' Obligations to Close. The obligations of each of VJN and Ticketmaster hereunder to consummate the transactions contemplated hereby are subject to the satisfaction or, in each parties' sole discretion, waiver on or before the Closing of each of the following conditions:

                 (a) Deliveries. Receipt by the appropriate parties of the items enumerated in Sections 6.02 and 6.03 hereof.

                 (b) ITC Approval. VJNIL shall have received a letter from the Independent Television Commission acknowledging the occurrence of the transactions contemplated hereby and indicating that it would not be minded to revoke the ITC License as a result of the transactions contemplated hereby.

                 (c) No Adverse Change. Since the date of the Interim Financial Statements, there shall have been no Material Adverse Effect on the Business, the Assets, or the financial condition or prospects of VJNIL.

                 (d) No Proceeding or Litigation. No action, proceeding or litigation shall have been commenced or threatened by any Governmental Authority seeking to restrain or materially alter the transaction contemplated hereby which, in the reasonable good faith determination of VJN or Ticketmaster, is likely to render it impossible or unlawful, or otherwise render inadvisable the parties' intent, to consummate the transactions contemplated hereby or any of the Concurrent Transactions.

                                  ARTICLE VII

                                INDEMNIFICATION

         SECTION 7.1 Survival. All representations and warranties contained herein and made in writing by or on behalf of the parties hereto in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing for a period of two years following the Closing Date, regardless of any investigation made at any time with respect to any of the foregoing or any information the parties may have in respect thereto; provided, however that (a) the representation contained in Section 4.18 shall survive for a period of six years following the Closing Date and (b) all of the agreements contained herein (including, without limitation, those contained in Articles VIII and IX) and the representations and warranties contained in Sections 3.02, 4.02 and 4.12 shall survive without limitation as to time.

         SECTION 7.2 Ticketmaster's Right to Indemnification. Subject to the provisions of this Article VII and in addition to any other rights and remedies available to Ticketmaster under applicable law, (a) VJN hereby agrees to indemnify and hold harmless Ticketmaster or any of its officers, directors, shareholders, employees, agents, representatives, attorneys, successors, predecessors and assigns from and against any and all losses, obligations, liabilities, damages, claims, deficiencies, costs and expenses

(including, but not limited to, the amount of any settlement entered into pursuant hereto and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of the matter) (collectively "Claims"), which may be asserted against or sustained or incurred by Ticketmaster in connection with, arising out of, or relating to (i) any breach of any, or any false, incorrect or misleading, representation or warranty that is made by VJN herein or in any Exhibit, Schedule, certificate or other document delivered to Ticketmaster by VJN with respect to VJN or VJNIL in connection with this Agreement and that is qualified as to materiality, (ii) any material breach of, or any materially false, incorrect or misleading, representation or warranty that is made by VJN herein or in any Exhibit, Schedule, certificate or other document delivered to Ticketmaster by VJN with respect to VJN or VJNIL in connection with this Agreement and that is not qualified as to materiality, or (iii) any breach of any agreements and covenants made by VJN herein or in any Exhibit, Schedule, certificate or other document delivered to Ticketmaster by VJN with respect to VJN or VJNIL in connection with this Agreement; provided, however, that VJN shall not be liable for any Claims to the extent that such Claims result solely from a decline in the value of the Shares below the Purchase Price if such decline is not directly related to and does not directly result from the fact, event or circumstance giving rise to any inaccuracy in or breach of any of the representations and warranties, covenants or agreements made by VJN herein; and
(b) any and all costs and expenses incurred by Ticketmaster in connection with the enforcement of its rights under this Agreement. Notwithstanding the foregoing, the aggregate liability of VJN to Ticketmaster under this Article VII shall not exceed the Purchase Price.

         SECTION 7.3 VJN's Right to Indemnification. Subject to the provisions of this Article VII and in addition to any other rights and remedies that may be available to VJN under applicable law, (a) Ticketmaster agrees to indemnify and hold harmless VJN or any of its officers, directors, shareholders, employees, agents, representatives, attorneys, successors, predecessors and assigns from and against Claims which may be asserted against or sustained or incurred by VJN in connection with, arising out of, or relating to (i) any breach of any, or any false, incorrect or misleading, representation or warranty that is made by Ticketmaster herein or in any Exhibit, Schedule, certificate or other document delivered to VJN by or on behalf of Ticketmaster in connection with this Agreement and that is qualified as to materiality, (ii) any material breach of, or any materially false, incorrect or misleading, representation or warranty that is made by Ticketmaster herein or in any Exhibit, Schedule, certificate or other document delivered to VJN by or on behalf of Ticketmaster in connection with this Agreement and that is not qualified as to materiality, or (iii) any breach of any agreements and covenants made by Ticketmaster herein or in any Exhibit, Schedule, certificate or other document delivered to VJN by or on behalf of Ticketmaster in connection with this Agreement and (b) any and all costs and expenses incurred by VJN in connection with the enforcement of its rights under this Agreement. Notwithstanding the foregoing, Ticketmaster's aggregate liability under this
Article VII shall not exceed the Purchase Price.

         SECTION 7.4      Procedure for Claims.

                 (a) Notice of Claim. Promptly, but in any event within 30 days after obtaining knowledge of any claim or demand which may give rise to, or could reasonably give rise to, a claim for indemnification hereunder (any such claim an "Indemnification Claim"), the party or parties entitled to indemnification hereunder (the "Indemnified Party") shall give written notice to the party or parties subject to indemnification obligations therefor (the "Indemnifying Party") of such Indemnification Claim (a "Notice of Claim"). A Notice of Claim shall be given with respect to all Indemnification Claims; provided, however, that the failure to timely give a Notice of Claim to the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party hereunder to the extent that the Indemnifying Party is not prejudiced by such failure. Subject to Section 7.01, no Indemnified Party shall be entitled to give a Notice of Claim with respect to any representation and warranty after the second annual anniversary of the Closing Date. The Notice of Claim shall set forth the amount (or a reasonable estimate) of the loss, damage or expense suffered, or which may be suffered, by the Indemnified Party as a result of such Indemnification Claim and a brief description of the facts giving rise to such Indemnification Claim. The Indemnified Party shall furnish to the Indemnifying Party such information (in reasonable detail) as the Indemnified Party may have with respect to such Indemnification Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).

                 (b)      Third Party Claims.

                            (i)   If the claim or demand set forth in the
Notice of Claim is a claim or demand asserted by a third party (a "Third Party Claim"), the Indemnifying Party shall have 15 days (or such shorter period if an answer or other response or filing with respect to the pleadings served by the third party is required prior to the 15th day) after the date of receipt by the Indemnifying Party of the Notice of Claim (the "Notice Date") to notify the Indemnified Party in writing of the election by the Indemnifying Party to defend the Third Party Claim on behalf of the Indemnified Party.

                           (ii)   If the Indemnifying Party elects to defend a
Third Party Claim on behalf of the Indemnified Party, the Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials in its possession which are reasonably required in the defense of the Third Party Claim and the Indemnifying Party shall pay any expenses payable in connection with the defense of the Third Party Claim as they are incurred (whether incurred by the Indemnified Party or Indemnifying Party).

                          (iii)   In no event may the Indemnifying Party settle
or compromise
any Third Party Claim without the Indemnified Party's consent, which shall not be unreasonably withheld.

                           (iv)   If the Indemnifying Party elects to defend a
Third Party Claim, the Indemnified Party shall have the right to participate in the defense of the Third Party Claim, at the Indemnified Party's expense (and without the right to indemnification for such expense under this Agreement); provided, however, that the reasonable fees and expenses of counsel retained by the Indemnified Party shall be at the expense of the Indemnifying Party if (A) the use of the counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (B) the parties to such proceeding include both the Indemnified Party and the Indemnifying Party and there may be legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party; (C) within 10 days after being advised by the Indemnifying Party of the identity of counsel to be retained to represent the Indemnified Party, the Indemnified Party shall have objected to the retention of such counsel for valid reasons (which shall be stated in a written notice to Indemnifying Party), and the Indemnifying Party shall not have retained different counsel reasonably satisfactory to the Indemnified Party; or (D) the Indemnifying Party shall authorize the Indemnified Party to retain separate counsel at the expense of the Indemnifying Party.

                            (v)   If the Indemnifying Party does elect to
defend a Third Party Claim, or does not defend a Third Party Claim in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the sole and exclusive expense of the Indemnifying Party, to defend such Third Party Claim; provided, however, that such expenses shall be payable by the Indemnifying Party only if and when such Third Party Claim becomes payable.

                           (vi)   To the extent that an Indemnified Party
recovers on a Third Party Claim, the amount of such recovery (after deduction of all costs and expenses incurred in connection with such Third Party Claim) shall reduce, dollar-for-dollar, the indemnification obligation otherwise owing by the Indemnifying Party.

                 (c) Cooperation in Defense. The Indemnified Party shall cooperate with the Indemnifying Party in the defense of a Third Party Claim. Subject to the foregoing, (i) the Indemnified Party shall not have any obligation to participate in the defense of or to defend any Third Party Claim, and (ii) the Indemnified Party's defense of or its participation in the defense of any Third Party Claim shall not in any way diminish or lessen its right to indemnification as provided in this Agreement.

                                  ARTICLE VIII

                                CONFIDENTIALITY

         SECTION 8.1 Confidential Information. Each of VJN and Ticketmaster (for purposes of this Article VIII, the "Stockholders") recognizes and acknowledges that VJNIL's confidential and proprietary financial data, computer software and hardware, intellectual property rights, business know-how, customer contacts, supplier contacts, present and future plans, budgets, and all other proprietary information (collectively, the "Confidential Information") are valuable, special and unique assets of VJNIL. At no time shall any Stockholder, or any of such Stockholder's directors, officers, employees, attorneys, accountants, and other agents or representatives (collectively, "Representatives" of such Stockholder) disclose any Confidential Information or any part thereof, to any Person for any reason or purpose whatsoever except in accordance with the terms of Section 8.02. Each of the Stockholders agrees that money damages alone would not be an adequate remedy for breach of Section 8.01 or 8.02 and, accordingly, in the event of a breach or threatened breach by a Stockholder or its Representative of the provisions of Section 8.01 or 8.02, VJNIL, or either of VJN or Ticketmaster acting on behalf of VJNIL, shall be entitled, without being required to post a bond, to an injunction restraining such Stockholder or its Representative from disclosing, in whole or in part, the Confidential Information, or from rendering any services to any Person to whom the Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting VJNIL, or either of VJN or Ticketmaster acting on behalf of VJNIL, from pursuing any other remedies available to VJNIL for such breach or threatened breach, including recovery of damages from the breaching Stockholder. In any action or proceeding to enforce the provisions of Section 8.01 or 8.02, the prevailing party shall pay, and shall be reimbursed by the non-prevailing party for, all costs incurred in such action or proceeding including, without limitation, all court costs and filing fees, and all reasonable attorneys' fees, incurred either at the trial level or at the appellate level. In the event VJN or Ticketmaster, acting on behalf of VJNIL, brings suit to enforce the provisions of Section 8.01 or 8.02, such Stockholder shall pay the costs and expenses of such suit, as incurred, and shall be reimbursed therefor out of the first collections of any award therefrom rendered in favor of VJNIL. Each Stockholder shall be liable for any breach of this Section 8.01 by its Representatives. Sections 8.01 and 8.02 shall survive the termination of this Agreement.

         SECTION 8.2 Permitted Disclosures. Notwithstanding the provisions of Section 8.01, (a) any Stockholder may disclose any Confidential Information to those of its Representatives who need to know or request such information for the purpose of performing their duties or services for the Stockholder, it being understood that the Representatives to whom disclosure of any Confidential Information is made will be informed of the confidential nature of the subject matter of such disclosure; provided, however, that no disclosure of Confidential Information shall be made to a Representative who is a Competitor, and (b) disclosure of any Confidential Information may be made by any Stockholder or its Representatives to the extent that either (i) in the opinion of such Stockholder's outside legal counsel, such disclosure is required pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the rules and regulations under either such Act, or any other applicable law, rule or regulation, or (ii) such disclosure is legally compelled by judicial or administrative order, deposition, interrogatory, request for documents, subpoena, investigative demand or other process or otherwise is necessary in connection with any claim or litigation arising under or with respect to this Agreement. In the event that any Stockholder or its Representative becomes subject to a demand for discovery or other request for disclosure of Confidential Information pursuant to applicable law or regulation or legal process, such Stockholder, on its own or on its Representative's behalf, shall give prompt notice to VJNIL of such demand or request and shall cooperate, as reasonably requested, in seeking a protective order or other appropriate remedy and/or, to the extent permitted by law, with respect to the form of such required disclosure. The Confidentiality provisions of this
Article VIII do not apply to, and the term "Confidential Information" does not include, any information which (A) at the time of disclosure or thereafter is generally available to the public (other than as a result of a disclosure directly or indirectly by the Stockholder or its Representatives in violation of this Section), or (B) was or becomes available to the Stockholder or its Representatives on a nonconfidential basis from a source other than VJNIL; provided that such source is not known by the Stockholder or any of its Representatives (after reasonable inquiry) to be bound by a confidentiality agreement with the Stockholder or its Representatives.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.1 Provision of Jukeboxes. So long as the VJN License is in effect, VJN hereby agrees that it shall either (a) make available for purchase by VJNIL (or Ticketmaster or its successors or assigns under the Administrative Services Agreement, on behalf of VJNIL), at a mutually agreeable price, jukeboxes and other equipment necessary to the Business or (b) provide to VJNIL, free of charge, all information and data, including without limitation any drawings, schematics, diagrams, component specifications, techniques and know-how (excluding source code), necessary for VJNIL (or a Person acting on behalf of VJNIL) to construct such jukeboxes and other equipment necessary to the Business so that they are substantially identical to the jukeboxes and equipment used by VJN.

         SECTION 9.2 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         SECTION 9.3 Stamp Duties. As soon as possible following the Closing, VJN will pay all stamp duties of any kind applicable to or as a result of the transfer of the Shares to Ticketmaster. This Section 9.03 shall survive the Closing.

         SECTION 9.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made) upon the earliest to occur of (a) receipt, if made by personal service, (b) three days after delivery, if made by reputable overnight courier service, (c) upon the delivering party's receipt of a written confirmation of a transmission made by cable, by telecopy, by telegram, or by telex or (d) seven days after being mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.03):

                 (a)      if to Ticketmaster:

                          3701 Wilshire Blvd.
                          Suite 700
                          Los Angeles, California  90010
                          Attention:       President, Chief Executive
                                           Officer and Chief Financial Officer
                          Telecopy:        (213) 386-1244

                          with a copy to:

                          Neal Gerber & Eisenberg
                          Two North LaSalle Street, Suite 2200
                          Chicago, Illinois  60602
                          Attention:       Charles Evans Gerber
                          Telecopy:        (312) 269-1747

                 (b)      if to VJN:

                          1221 Collins Ave.
                          Miami Beach, Florida 33139
                          Attention:       Chief Financial Officer
                          Telecopy:        (305) 674-4900

                          with a copy to:

                          Lucio, Mandler, Croland, Bronstein & Steele, P.A. 701 Brickell Avenue, Suite 2000
                          Miami, Florida 33131
                          Attention:       Leslie J. Croland, Esq.
                          Telecopy:        (305) 375-8075

         SECTION 9.5 Public Announcements. Except as required by law, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party. Except to the extent prohibited by applicable law, the parties shall cooperate as to the timing and contents of any such press release or public announcement.

         SECTION 9.6 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

         SECTION 9.8 RTPA Registration. No provision of this Agreement or the Additional Agreements which is subject to registration under the Restrictive Trade Practices Act 1976 shall take effect until the day after particulars of this Agreement or the Additional Agreements (as the case may be) have been furnished to the Director General of Fair Trading pursuant to the provisions of Section 24 of that Act.

         SECTION 9.9 Entire Agreement. This Agreement, including all of the Exhibits and Schedules attached hereto which are incorporated herein by this reference, and the agreements effecting the Concurrent Transactions constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between VJN and Ticketmaster with respect to the subject matter hereof and thereof.

         SECTION 9.10 Assignment. This Agreement and the rights and duties hereunder may not be assigned or assumed by operation of law or otherwise (other than an assignment by Ticketmaster to an Affiliate of Ticketmaster) without the express prior written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties, as applicable).

         SECTION 9.11 Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each party hereto. Each party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other parties contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by all of the other parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

         SECTION 9.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware that are applicable to contracts executed in and to be performed entirely within that jurisdiction (without regard to its principals regarding conflicts of law).

         SECTION 9.13 Jurisdiction; Service of Process. Each of the parties hereto agrees that all actions or proceedings initiated by any party hereto and arising directly or indirectly out of this Agreement which are brought to judicial proceedings shall be litigated in the United States District Court covering Wilmington, Delaware or, in the event such court cannot or will not exercise jurisdiction, in the Court of Chancery of the State of Delaware. Each of the parties hereto expressly submits to the jurisdiction of the above-referenced courts and consents to process being served in any suit, action or proceeding of the nature referred to above either (a) by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its address as set forth herein or (b) by serving a copy thereof upon such party's authorized agent for service of process (to the extent permitted by applicable law, regardless whether the appointment of such agent for service of process for any reason shall prove to be ineffective or such agent for service of process shall accept or acknowledge such service); provided that, to the extent lawful and practicable, written notice of said service upon said agent shall be mailed by registered or certified mail, postage prepaid, return receipt requested, to the party at its address as set forth herein. Each party hereto agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it.

         SECTION 9.14 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 9.15 Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

         SECTION 9.16 Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, VJN, VJNIL and Ticketmaster have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      VIDEO JUKEBOX NETWORK, INC.




                                      By:      /s/ Alan McGlade
                                               --------------------------------
                                               Name: Alan McGlade
                                               Title: President



                                      TM NO. 2 LIMITED




                                      By:      /s/ Marc Bension
                                               --------------------------------
                                               Name: Marc Bension
                                               Title: Director



                                      VIDEO JUKEBOX NETWORK
                                      INTERNATIONAL LIMITED,
                                      solely with respect to the provisions of Articles VIII and IX



                                      By:  /s/ Vincent Monsey
                                           ------------------------------------
                                               Name: Vincent Monsey
                                               Title: Managing Director

                                  EXHIBIT "A"

                   [COPY OF STOCKHOLDERS AGREEMENT FILED AS
                   EXHIBIT 99.13 TO THIS FORM 8-K]

                                  EXHIBIT "B"

                   [COPY OF MONSEY STOCK PURCHASE AGREEMENT
                   FILED AS EXHIBIT 99.1 TO THIS FORM 8-K]

                                  EXHIBIT "C"

                  [COPY OF ADMINISTRATIVE SERVICES AGREEMENT
                  FILED AS EXHIBIT 99.11 TO THIS FORM
                                     8-K]

                                  EXHIBIT "D"

                 [COPY OF TICKETMASTER SECURED LOAN AGREEMENT
                 FILED AS EXHIBIT 99.2 TO THIS FORM
                                     8-K]

                                  EXHIBIT "E"

                 [COPY OF TICKETMASTER SECURED PROMISSORY NOTE
                 FILED AS EXHIBIT 99.3 TO THIS FORM
                                     8-K]

                                  EXHIBIT "F"

                   [COPY OF TICKETMASTER DEBENTURE FILED AS
                   EXHIBIT 99.7 TO THIS FORM 8-K]

                                  EXHIBIT "G"

                 [COPY OF VJN SECURED LOAN AGREEMENT FILED AS
                 EXHIBIT 99.4 TO THIS FORM 8-K]

                                  EXHIBIT "H"

                 [COPY OF VJN SECURED PROMISSORY NOTE FILED AS
                 EXHIBIT 99.5 TO THIS FORM 8-K]

                                  EXHIBIT "I"

                [COPY OF VJN DEBENTURE FILED AS EXHIBIT 99.6 TO
                THIS FORM 8-K]

                                  EXHIBIT "J"

                   [COPY OF INTERCREDITOR AGREEMENT FILED AS
                   EXHIBIT 99.8 TO THIS FORM 8-K]

                                  EXHIBIT "K"

               [COPY OF LICENSE AGREEMENT FILED AS EXHIBIT 99.10
               TO THIS FORM 8-K]

                                 EXHIBIT "K-2"

Company No. 2643552
                          COMPANIES ACTS 1985 AND 1989

                           -------------------------

                           COMPANY LIMITED BY SHARES

                           -------------------------

                            ARTICLES OF ASSOCIATION

                  VIDEO JUKEBOX NETWORK INTERNATIONAL LIMITED


              (Adopted by Written Resolution dated 30th June 1995)

                                 INTERPRETATION

                              Exclusion of Table A

1. No regulations for the management of the Company set out in any schedule of or otherwise contained or incorporated in any statute or other instrument having statutory force shall apply to the Company and the following shall be the Articles of Association of the Company.

                                  Definitions

2.1 In these Articles the words and expressions set out in the first column below shall respectively (if not inconsistent with the context) bear the meanings set out opposite to them in the second column below:



- ------------------------------------------------------------------------------------------------------------------------
                  WORDS                                         MEANINGS
- ------------------------------------------------------------------------------------------------------------------------
         "the Act"                              the Companies Act 1985 as amended by the Companies Act 1989;

         "Affiliate"                            shall mean any person (other than the Company) who or which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any specified person;
                                                provided however, that an Affiliate shall not include a Competitor;

         "these Articles"                       these articles of association as from time to time altered;

         "Board"                                the board of Directors of the Company from

                                                time to time;

         "Business Day"                         shall mean any day that is not a Saturday or a Sunday and on which banks are open for the conduct of normal banking business in all of the Cities of Los Angeles, California, Miami, Florida and London, England;

         "clear days"                           in relation to a period of notice means the period excluding the day on which the notice is served or deemed to have been served and the day on which it is given or on which it is to take effect;

         "Competitor"                           shall mean an entity operating or controlling either video music services for use on television broadcast or cable channels featuring such services existing as of the date hereof or subsequently formed services with programming that is substantially similar in format and/or content to the Company's programming; provided, however, that Time
                                                Warner and its Affiliates shall not be considered Competitors for purpose of this definition;

         "Control"                              (including the terms "controlling" "controlled by" and "under common control with"), with respect to the relationship between or among two or more persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such person.

         "Directors"                            the directors of the Company from time to time and "Director" shall be construed accordingly;

         "Equity Interests"                     any and all Shares in the capital of the Company carrying the right to vote at and





                                      (2)

                                                attend meetings of the members and any interests, derivatives, participations, in or other equivalents (however designated) of such shares of the Company and any and all warrants, options or other rights to purchase or convertible into any of the foregoing.

         "executed"                             any mode of execution;

         "Financial Year"                       an accounting reference period of the Company and its Subsidiaries (if any);

         "Group"                                in relation to any company, that company and its Subsidiaries and any company of which it is a Subsidiary (its "holding Company") and any
                                                Subsidiary of its holding company;

         "holder" or member"                    any holder for the time being of shares whose name is registered in the
                                                Register;

         "in writing"                           includes handwriting, typewriting, printing lithography, photocopying and other modes of representing or reproducing words in legible and non-
                                                transient form;

         "month"                                a calendar month;

         "Non-Shareholder Director"             a Director appointed pursuant to paragraph 14.2

         "Office"                               the registered office of the Company for the time being;

         "Ordinary Shares"                      the Ordinary Shares of L.1 each in the capital of the Company;

         "paid up"                              paid or credited as paid up;

         "Register"                             the Register of Members of the Company;

         "Seal"                                 the common seal of the Company;

         "Secretary"                            the Secretary of the Company or any other person appointed to perform the duties of the Secretary of the Company including (subject to the provisions of the Act) a joint, deputy or assistant Secretary;





                                      (3)

         "Shareholder Directors"                the TM Directors and the VJN Directors;

         "Shares"                               ordinary shares of L.1 each in the capital of the Company;

         "Subsidiary"                           in relation to a company ("the holding company") any other company in which the holding company (or persons acting on its behalf) for the time being directly or indirectly holds or controls either:

                                                (i)             a majority of the voting rights exercisable at general
                                                                meetings of the members of that company on all, or
                                                                substantially all, matters; or

                                                (ii)            the right to appoint or remove directors having a
                                                                majority of the voting rights exercisable at meetings of
                                                                the board of directors of that company on all, or
                                                                substantially all, matters,

                                                and any company which is a Subsidiary of another company shall also be a
                                                Subsidiary of any further company of which that other is a Subsidiary;

         "TM Director"                          a Director nominated by the TM Holder;

         "TM Holder(s)"                         TM No.2 Limited and/or any of its Affiliates for so long as it or they hold shares in the Company;

         "United Kingdom"                       Great Britain and Northern Ireland;

         "VJN Director"                         a Director nominated by the VJN Holder;

         "VJN Holder"                           Video Jukebox Network, Inc. and/or any of its Affiliates for so long as it or they hold shares in the Company;

         "Year"                                 a calendar year.

2.2 Save as aforesaid and unless the context otherwise requires words or expressions contained in these Articles bear the same meaning as in the Act





                                      (4)
         but excluding any statutory modification thereof not in force at the date of adoption of these Articles.

2.3      In these Articles unless the context otherwise requires:

         (a)      words in the singular include the plural and vice versa;

         (b)      words importing any gender include all genders;

         (c) a reference to a person includes a reference to a body corporate and to an unincorporated body of persons;

         (d) a reference to any statute or provision of a statute includes a reference to any statutory modification or re-enactment of it for the time being in force.

2.4 The headings are inserted for convenience only and do not affect the construction of these Articles.

2.5 References to a document being executed include references to its being executed under hand or under seal or by any other method.

2.6 References to writing include references to any visible substitute for writing and to any thing partly in one form and partly in another form.

2.7 Except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of power.

                                 SHARE CAPITAL

3.1 The authorised share capital of the Company at the date of adoption of these articles is L.1000 divided into 1000 Ordinary Shares of L.1 each.

3.2 Subject to the provisions of the Act and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company may by special resolution determine.

3.3 Subject to paragraph 5 below and the provisions of the Act, any shares may be issued on terms that they are to be, or at the option of the Company or a member holding such shares are liable to be, redeemed on such terms and conditions as are contained in or, as to the amount payable on redemption, determined in accordance with these Articles.

3.4 Subject to paragraph 5 below and the provisions of the Act the Company will have power to purchase its own shares (whether issued on the terms





                                      (5)
         that they are to be, or are liable to be, redeemed or not).

3.5 Subject to paragraph 5 below and subject to the provisions of the Act the Company will have power to redeem or purchase its own shares out of capital and may make a payment in respect of the redemption or purchase of any of its own shares otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares.

3.6 Except as required by law, and even when the Company has express notice, no person will be recognised by the Company as holding any share upon any trust and (except as otherwise provided by these Articles or by law) the Company will not be bound by or recognise any interest in any share except an absolute right to the entirety of it in the holder.

3.7 Subject to the provisions of the Act, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated whether or not the Company is being wound up, either with the consent in writing of the holders of three quarters in nominal value of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class (but not otherwise). All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

         (a) the necessary quorum shall be one(1) holder present in person or by proxy, who shall be deemed to constitute a meeting;

         (b) any holder of shares of the class present in person or by proxy may demand a poll; and

         (c) each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him.

3.8 Every member, upon becoming the holder of any shares, shall be entitled without payment to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the Directors may determine. Every certificate shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount paid up thereon, and such a certificate signed by a Director of the Company together with the Secretary or a second Director shall be evidence of the title of the registered holder to the shares, whether or not the Seal has been affixed and regardless of any words in the certificate referring to a seal. The Company shall not be





                                      (6)
         bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

3.9 In addition each and every share certificate shall contain upon its face, or on the reverse side thereof, the following legend:

         The shares represented by this certificate (i) are subject to certain restrictions on transfer contained in the Company's Articles of Association as amended from time to time, and (ii) may be subject to other restrictions contained in agreements to which the Company is a party and no shares represented by this certificate may be sold, transferred, pledged or otherwise disposed of in violation of such restrictions. Copies of the above referenced documents are available to the holder hereof without charge at the principal offices of the Company.

3.10 If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence as the Directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

                                  COMMISSIONS

4. The Company may exercise the powers of paying commissions conferred by the Act to the full extent permitted by the Act. Subject to the provisions of the Act any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

                          ACTIONS REQUIRING CLASS VOTE

5. The following actions shall be deemed to be a variation of class rights and shall not be taken by the Company without the prior consent or sanction of a special resolution pursuant to the provisions of the
         Act:

         (a) the exercise of the powers available to the Company under paragraph 9 (Alteration of Share Capital);

         (b) the issue of any shares in the Company (whether redeemable or not);

         (c) the exercise of the powers available to the Company under paragraphs 3.3, 3.4 and 3.5 hereof to redeem or purchase its own shares;





                                      (7)

         (d)      any alteration to these Articles.

                                      LIEN

6.1 The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The Directors may at any time declare any share to be wholly or in part exempt from the provisions of this paragraph. The Company's lien on a share shall extend to any amount payable in respect of it.

6.2 The Company may sell in such manner as the Directors determine any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

6.3 To give effect to a sale the Directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the shares shall not be affected by an irregularity in or invalidity of the proceedings in reference to the sale.

6.4 The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

                                CALLS ON SHARES

7.1 Subject to the terms of allotment of shares, the Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of the nominal value of the shares or by way of premium) that are not payable at fixed times under the terms of allotment.

7.2 A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

7.3 Each member will subject to receiving 14 clear days notice specifying when and where payment is to be made pay to the Company as required by the notice the amount called on his shares. A call may be revoked or postponed in whole or part before receipt by the Company of any moneys





                                      (8)
         due under it, as the Directors may determine.

7.4 The holder of a share at the time a call is due to be paid shall be the person liable to pay the call, and in the case of joint holders they will be jointly and severally liable.

7.5 If a call remains unpaid after it has become due and payable the person or persons from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the Directors may waive payments of the interest wholly or in part.

7.6 If any amount payable in respect of a share on allotment or at a fixed date, (whether in respect of the whole or part of the nominal value of the share or by way of premium) is not paid on the date on which by the terms of issue the same becomes payable, the relevant provisions of these Articles will apply as if that amount had become payable by virtue of a call duly made and notified.

7.7 Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

7.8 If a call remains unpaid after it has become due and payable the Directors may give to the person or persons from whom it is due not less than fourteen clear days notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

7.9 If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

7.10 Subject to the provisions of the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the share to that person.





                                      (9)

7.11 A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the company for cancellation the certificate for the shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Act) from the date of forfeiture until payment but the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

7.12 A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

                           TRANSFER AND TRANSMISSION

8.1 The instrument of transfer of a share may be in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

8.2      The Directors shall refuse to register the transfer of a share unless

         (a) it is lodged at the Office or at such other place as the Directors may appoint and is accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

         (b)      it is in respect of only one class of shares.

8.3 If the Directors refuse to register a transfer of a share, they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.





                                      (10)

8.4 The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the Directors may determine.

8.5 No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

8.6 The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

8.7 If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been solely or jointly held by him.

8.8 A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the Directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the provisions of these Articles relating to the transfer of shares shall apply to the instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

8.9 A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company.

                          ALTERATION OF SHARE CAPITAL

9.1 The Company may by special resolution subject to the provisions of paragraph 5 above:

         (a) increase its authorised share capital by such sum to be divided into shares of such amount as the resolution prescribes provided that such increased capital shall be divided into shares of the same class or classes as the existing share capital of the Company





                                      (11)
                  pro rata as nearly as may be to the number of shares of each such class in issue at the date of the creation of the new shares;

         (b) consolidate and divide all or any of its share capital into shares of larger amounts than its existing shares;

         (c) subject to the provisions of the Act, sub-divide its shares, or any of them, into shares of smaller amounts and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantages compared with the others; and

         (d) cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its authorised share capital by the amount of the shares so cancelled.

9.2 Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

9.3 Subject to the provisions of the Act, the Company may by special resolution reduce its issued share capital, any capital redemption reserve and any share premium account in any way.

                                GENERAL MEETINGS

10.1 All general meetings other than annual general meetings shall be called extraordinary general meetings.

10.2 The Directors may call general meetings and, on the requisition of members pursuant to the provisions of the Act, will immediately proceed to convene an extraordinary general meeting for a date not later than 28 days after the date of the notice convening the meeting. If there are insufficient Directors within the United Kingdom to call a general meeting, any Director or any such member of the Company may call a general meeting.





                                      (12)

                           NOTICE OF GENERAL MEETINGS

11.1 An annual general meeting and an extraordinary general meeting called for the passing of a special resolution will be called by at least 21 clear days notice. All other extraordinary general meetings will be called by at least 14 clear days notice but a general meeting may be called by shorter notice if it is agreed:

         (a) in the case of an annual general meeting, by all the members entitled to attend and vote or their duly authorised proxies;

         (b) (subject to any elective resolution for the time being in force under section 379A of the Act) in the case of any other meeting, by a majority in number of the members having a right to attend and vote being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

11.2 The notice will specify the time and place of the meeting and the nature of the business to be transacted and, in the case of an annual general meeting, will specify the meeting as such.

11.3 Subject to the provisions of these Articles and to any restrictions imposed on any shares, the notice will be given to all members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the Directors and auditors of the Company.

                        PROCEEDINGS AT GENERAL MEETINGS

12.1 No business will be transacted at any meeting unless a quorum is present. A quorum will consist of such member who holds or such members who collectively hold a majority in nominal value of the shares of the Company each of whom is present in person or by proxy or in the case of a corporate member, a duly authorised representative of that corporation.

12.2 If a quorum is not present within one hour from the time appointed for a general meeting, the meeting shall stand adjourned to the same day in the next week (or if that day be a holiday to the next working day thereafter) at the same time and place as the original meeting or to such other later day, and at such other later time and place, as the Directors may determine. If a quorum is again not present within one hour of the time appointed for the holding of the meeting then the meeting shall be dissolved.

12.3 The chairman, if any, of the board of Directors or in his absence some other Director nominated by the Shareholder Directors will preside as chairman of the meeting, but if neither the chairman nor such other Director (if any) is present within thirty (30) minutes after the time appointed for holding the meeting and willing to act, the Directors present shall elect one of their





                                      (13)
         number to be chairman and, if there is only one Director present and willing to act, he will be chairman. If no Director is willing to act as chairman, or if no Director is present within thirty (30) minutes after the time appointed for holding the meeting, the members present and entitled to vote may choose one of their number to be chairman.

12.4 Any Director despite his not being a member, is entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

12.5 The chairman may with the consent of a majority, of the members at a meeting at which a quorum is present (and must if so directed by the meeting), adjourn the meeting from time to time and from place to place in the following circumstances:

         (a) where in his unfettered judgment it is impossible for all the members present to take part in the debate and to vote;

         (b)      in the event of his considering that disorder is occurring.

         No business may be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen (14) days or more, at least seven (7) clear days notice must be given specifying the time and the place of the adjourned meeting and the nature of the business to be transacted. Otherwise it will not be necessary to give any such notice.

12.6 A resolution put to the vote of a meeting will be decided on a show of hands unless before or on declaration of the result of the show of hands, a poll is duly demanded.

         Subject to the provisions of the Act, a poll may be demanded:

         (a)      by the chairman; or

         (b)      by at least one member having the right to vote at the meeting and a demand by a person as proxy for a member will be the same as a demand by the member.

12.7 The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman. A demand so withdrawn will not be taken to have invalidated the result of a show of hands declared before the demand was made.

12.8     A poll will be taken as directed by the chairman and he may appoint





                                      (14)
         scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll will be deemed to be the decision of the meeting at which the poll was demanded.

12.9 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman will not be entitled to a casting vote in addition to any other vote he may have.

12.10 A poll demanded on the election of a chairman or on a question of adjournment must be taken immediately. A poll demanded on any other question must be taken either immediately or at a time and place directed by the chairman which may not be more than thirty (30) days after the poll is demanded. The demand for a poll will not prevent the meeting continuing for the transaction of any business other than a question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn with the consent of the chairman, the meeting will continue as if the demand had not been made. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven (7) clear days notice must be given specifying the time and place at which the poll is to be taken.

12.11 A resolution in writing signed by all the members of the Company entitled to attend and vote at a general meeting, or by their duly appointed proxies or attorneys, will, subject to the provisions of the Act, be as valid and effective as if it had been passed at a general meeting of the Company properly convened and held whether such resolution would otherwise be required to be passed as a special, extraordinary or elective resolution. Any such resolution may be contained in one document, or in several documents in the same terms, each signed by one or more of the members or their proxies, or attorneys. Signature of documents sent by facsimile will be valid and acceptable under this paragraph. Signature in the case of a corporate member will be sufficient if made by a director of such member or by its duly authorised representative.

12.12 A special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles.

                                     VOTES

13.1 Subject to any rights or restrictions attached to any shares, on a show of hands every member present in person or by proxy, or (if a corporation) present by a representative duly authorised in accordance with the Act, will have one vote, and on a poll every member will have one vote for every share of which he is the holder and every share in respect of which he is





                                      (15)
         the duly appointed proxy or corporate representative provided always that, for so long as the Equity Interests of the VJN Holder(s) and the TM Holder(s) are equal, on any vote for the appointment, removal or replacement of a VJN Director each Ordinary Share held by the VJN Holder shall carry three votes and on any vote for the appointment removal or replacement of a TM Director each Ordinary Share held by the TM Holder shall carry three votes.

13.2 No member will be entitled to vote at any general meeting, or at any separate meeting of the holders of any class, unless all calls or other sums presently payable by him in respect of shares of the Company have been paid.

13.3 On a poll, votes may be given either personally or by proxy or by corporate representative. A member may appoint more than one proxy and a corporate member may appoint more than one representative to attend on the same occasion.

13.4 An instrument appointing a proxy must be in writing, executed by or on behalf of the appointor (if a corporation, under the hand of a duly authorised officer of the corporation) and be in a form determined by the Directors or, failing such determination, in any usual form.

13.5 The instrument appointing a proxy and any authority under which it is executed, or a copy of that authority certified notarially, or in some other way approved by the Directors may:

         (a) be deposited at the Office, or at another place within the United Kingdom specified by the notice convening the meeting, or in any instrument of proxy sent out by the Company in relation to the meeting before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

         (b) in the case of a poll be deposited before the time appointed for the taking of the poll;

         and an instrument of proxy which is not deposited or delivered in the manner permitted above will be invalid.

13.6 In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders; and seniority will be determined by the order in which the names of the holders stand in the Register.

13.7 A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in





                                      (16)
         matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

13.8 No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

13.9 A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the Office or at such other place at which the instrument of proxy was duly deposited before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.


                                   DIRECTORS

14.1 The minimum number of Directors will be four (4) and the maximum number five (5) of whom two (2) will be VJN Directors, two (2) will be TM Directors and the fifth (if any) the Non-Shareholder Director.

14.2 The Shareholder Directors may subject to paragraph 14.1 at any time and from time to time jointly appoint the Non-Shareholder Director. The Non-Sharholder Director shall have no right to vote at or to be counted in the quorum of meetings of the Directors or in any committee thereof. The Shareholder Directors may remove or replace such Non-Shareholder Director at any time and any appointment, removal or replacement shall be made by notice in writing signed by all the Shareholder Directors and shall take effect when such notice is lodged at the Office, or received by the Secretary, or produced to a meeting of the Directors or at such time and on such date as the notice may specify.





                                      (17)

                              POWERS OF DIRECTORS

15.1 Subject to the provisions of the Act, the memorandum of association of the Company and these Articles and to any directions given by special resolution, the business of the Company will be managed by the Directors who may exercise all the powers of the Company. No alteration of such memorandum or these Articles and no such direction will invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

15.2 The Directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for any purposes and on any conditions as they determine, including authority for the agent to delegate all or any of his powers.

15.3 The Directors may establish and maintain, or procure the establishment and maintenance of, any pension or superannuation funds (whether contributory or otherwise) for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances and emoluments to, any persons (including Directors and other officers) who are or were at any time in the employment or service of the Company, or of any company which is or was a Subsidiary of the Company or allied to or associated with the Company or any such Subsidiary, or of any such other company as aforesaid, and the spouses, widows, widowers, families and dependants of any such persons, and make payments to for or towards the insurance of or provide benefits otherwise for any such persons as stated above.

                        DELEGATION OF DIRECTORS' POWERS

16. The Directors may delegate any of their powers to any committee consisting of at least one VJN Director and at least one TM Director. They may also delegate to any Director holding any executive office any of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the Directors may impose and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of Directors so far as they are capable of applying.

                   DISQUALIFICATION AND REMOVAL OF DIRECTORS

17.1 The office of a Director must be vacated in any of the following events namely:

         (a) if, by notice in writing to the Company, he resigns his office;





                                      (18)

         (b) if he becomes bankrupt or makes any arrangement or composition with his creditors generally;

         (c) if he is, or may be, suffering from mental disorder and either:

                  (i) becomes incapable of discharging his duties as a Director;

                  (ii) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960; or

                  (iii) an order is made by a Court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs.

         (d) if he ceases to be a Director by virtue of any provision of the Act or he becomes prohibited by law from being a Director;

         (e) if his wilful conduct is in the good faith determination of all the Shareholder Directors (exclusive of the Director who is the subject of the removal action as the case may be) is significantly injurious or detrimental to the Company monetarily or otherwise;

         (f) if he is convicted of or pleads guilty to, or in proceedings in the United States of America makes a plea of nolo contendere to, any criminal offence including dishonesty or moral depravity;

         (g) if he makes habitual use of illegal drugs or other controlled substances or is habitually intoxicated.

17.2 No Director will vacate his office or become ineligible for appointment or re-appointment as a Director by reason only of his having attained any particular age, nor will special notice be required of any resolution appointing or approving the appointment of such a Director or any notice be required to state the age of the person to whom such resolution relates.

                           REMUNERATION OF DIRECTORS

18. The Directors shall be entitled to such remuneration as the Company may by ordinary resolution determine and, unless the resolution provides otherwise, the remuneration shall be deemed to accrue from day to day.





                                      (19)

                              DIRECTORS' EXPENSES

19. The Directors may be paid all reasonable travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the company or otherwise in connection with the discharge of their duties.

                      DIRECTOR APPOINTMENTS AND INTERESTS

20.1 The Directors may from time to time appoint one or more of the Directors to be Managing Director or to hold such other office in the management, administration or conduct of the business of the Company for any period (subject to Section 319 of the Act) and on such terms as they think fit, and, subject to the terms of any agreement entered into in any particular case, may revoke that appointment. Subject to the terms of any such agreement, a Managing Director or a Director appointed to any other office as aforesaid shall be subject to the same provisions as to resignation and removal as the other Directors and will automatically and immediately cease to be Managing Director or to hold such other office in the management, administration or conduct of the business of the Company if he ceases to hold the office of Director for any reason but without prejudice to any claim for damages for breach of the contract of service between the Director and the Company.

20.2 The remuneration of a Managing Director or any Director who may be appointed to any other office in the management, administration or conduct of the business of the Company will from time to time (subject to the provisions of any agreement between him and the Company) be fixed by the Directors. It may comprise fixed salary, or commission on the dividends, profits, sales or turnover of the Company, or of any other company in the same Group as the Company, or other participation in any such profits, or by way of or provision for a pension or pensions for himself or his dependants, or by all or any of these modes, and (subject as stated above) the remuneration fixed will be additional to any ordinary remuneration to which he may entitled as a Director.

20.3 Subject to the provisions of the Act, and provided that he has disclosed to the Directors in advance the nature and extent of any interest of his, a Director despite his office:

         (a) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

         (b) may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with or otherwise interested in





                                      (20)
                  any body corporate promoted by the Company, in the same Group as the Company or in which the Company is otherwise interested; and

         (c) will not as a consequence of his office be held accountable to the Company for any benefit which he derives from any such office or employment, or from any such transaction or arrangement, or from any interest in such body corporate; and no such transaction or arrangement may be avoided on the ground of any such interest or benefit.

20.4     For the purposes of paragraph 20.3 above:

         (a) a general notice given to the Directors by a Director, that he has an interest of a specified nature and extent in any transaction or arrangement in which a specified person or class of persons is interested will be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

         (b) an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

                            PROCEEDINGS OF DIRECTORS

21.1 Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the Secretary at the request of a Director will, call a meeting of the Directors. Questions arising at a meeting will be decided and no resolution shall be carried unless a majority of the Shareholder Directors vote in favour and the same shall apply to all decisions of any committee of the Directors unless all the Shareholder Directors shall have previously agreed otherwise in writing. In the case of an equality of votes, the chairman will not have a second or casting vote. A Director who is also an alternate director will be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

21.2 Notice of the time, place and purpose of every meeting of the Directors must be given to every Director including any Director for the time being outside the United Kingdom. Unless at least one VJN Director and at least one TM Director agree in writing to accept shorter notice of a meeting of Directors, at least 96 hours advance notice must be given. Every notice of a meeting of the Directors and all meetings of Committees of the Board required to be given under these Articles must be in writing served either personally or by sending a copy thereof by reputable overnight courier or air mail (postage charges prepaid), or by telecopier (with confirmation of





                                      (21)
         receipt acknowledged by the addressee) to the address appearing on the books of the Company or otherwise supplied to the Company by a Director or a Committee member in writing. Notices pursuant to this
         Article 21.2 shall be deemed given upon personal delivery, two Business Days following deposit with a reputable overnight courier, four Business Days following deposit with the postal service in the case of express mail and upon confirmation of receipt in the case of a telecopy.

21.3 The quorum necessary for the transaction of the business of the Directors will be all the Shareholder Directors. An alternate director who is not himself a Director will, if his appointor is not present, be counted towards the quorum.

21.4 The continuing Directors or a sole continuing Director may act despite any vacancies in their number. However, if the number of Directors is less than the number fixed as the quorum, they or he may act only for the purpose of calling a general meeting.

21.5 A meeting of the Directors may, subject to notice of it having been given or dispensed with in accordance with these Articles, be for all purposes deemed to be held when a Director is, or Directors are, in communication by telephone, television or some other audio visual medium with another Director or other Directors and all of those Directors agree to treat the meeting as properly held, provided always that the number of the said Directors participating in the communication constitutes a quorum of the board of Directors as stipulated by these Articles. A resolution made by a majority of the said Directors in pursuance of this paragraph 21.5 will be as valid as it would have been if made by them at an actual meeting duly convened and held.

21.6 A resolution in writing signed or approved by all the Shareholder Directors by letter or confirmed facsimile will be as valid and effective as if it had been passed at a meeting of Directors, or (as the case may be), a committee of Directors duly convened and held.
         The resolution may consist of several documents in the same terms each signed by one or more Shareholder Directors; but a resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a Director who has appointed an alternate director, it need not be signed by the alternate director in that capacity.

21.7 All acts done by a meeting of Directors, or of a committee of Directors, or by a person acting as a Director will, despite that it is afterwards discovered that there was a defect in the appointment of any Director or that any of them had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director.

21.8 A Director who is in any way either directly or indirectly interested in a





                                      (22)
         contract or arrangement, or proposed contract or arrangement, with the Company will, provided he has declared such interest in accordance with paragraph 20.4 above, be entitled to vote in respect of any contract or arrangement in which he is interested and if he does so, his vote will be counted and he may be taken into account in ascertaining whether a quorum is present.

21.9 A Shareholder Director may provide to the member which appointed him any information which he receives by virtue of his being a Director for the purpose only of enabling the relevant Shareholder(s) to be duly informed in order to take action or make a decision relating to the Company.

                              ALTERNATE DIRECTORS

22.1 Any Director (other than an alternate director) shall have the power to appoint any person (including any other Director) to act as an alternate and at their discretion may remove such alternate director(s). An alternate director will have the same entitlement as his appointor to receive notices of meetings of the Directors and to attend, vote and be counted for the purpose of a quorum of any meeting at which his appointor is not personally present and generally in the absence of the Director he is replacing to exercise and discharge all the functions powers and duties of the Director he is replacing. Any Director acting as an alternate shall have an additional vote for every Director for whom he acts as alternate.

22.2 Every appointment and removal of an alternate director pursuant to paragraph 22.1 will be effected by notice in writing on the same terms as set out in paragraph 14.2.

22.3 Except as otherwise provided in these Articles, an alternate director will, during his appointment, be deemed to be a Director for the purposes of these Articles, He will not be deemed to be an agent of his appointor and will alone be responsible to the Company for his own acts or defaults and will be entitled to be indemnified by the Company to the same extent as if he were a Director.

22.4 An alternate director shall not in respect of his office of alternate director, be entitled to receive any remuneration from the Company nor to appoint another person as his alternate. The appointment of an alternate director will automatically determine if his appointor ceases for any reason to be a Director or on the happening of an event which, if he were a Director, would cause him to vacate the office of Director, or if by written notice to the Company he resigns his appointment.

                                   SECRETARY

23. Subject to the provisions of the Act, the Secretary shall be appointed by the





                                      (23)

         Directors for such term, at such remuneration and upon such conditions as they may think fit and the Secretary may be removed by the Directors.

                                    MINUTES

24. The Directors shall cause minutes to be made in books kept for the purpose:

         (a)      of all appointments of officers made by the Directors; and

         (b) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of the Directors, and of committees of Directors, including the names of the Directors present at each such meeting.

                                    THE SEAL

25.      (a)      The Seal shall only be used by the authority of the Directors or of a committee of Directors authorised by the Directors.
                  The Directors may determine who shall sign any instrument to which the Seal is affixed and unless otherwise so determined it shall be signed by a Director and by the Secretary or by a second Director;

         (b) where the Act so permits, any instrument so signed, with the authority of a resolution of the Directors or of a committee of the Directors, by one Director and the Secretary or by two Directors and expressed to be executed by the Company as a deed shall have the same effect as if executed under the Seal, provided that no instrument which makes it clear on its face that it is intended by the persons making it to have effect as a deed shall be signed without the authority of the Directors; and

         (c) a document which is executed by the Company as a deed shall not be deemed to be delivered by the Company solely as a result of its having been executed by the Company.




                                   DIVIDENDS

26.1 Subject to the provisions of the Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors.

26.2     Subject to the provisions of the Act, the Directors may pay interim





                                      (24)
         dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

26.3 Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly. The person entitled to any dividend will be the holder of the share upon the date determined by the resolution declaring the dividend (or in the case of any interim dividend, determined by the Directors) in respect of that share.

26.4 A general meeting declaring a dividend may, upon the recommendation of the Directors, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the Directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

26.5 Any dividend or other moneys payable in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the Register or to such person and to such address as the person or persons entitled may in writing direct. Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.





                                      (25)

26.6 No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

26.7 Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the Directors so resolve, be forfeited and cease to remain owing by the company.

                                    ACCOUNTS

27. No member shall (as such) have any right of inspecting any accounting records or other book or document of the company except as conferred by statute or authorised by the Directors or by ordinary resolution of the Company.

                           CAPITALISATION OF PROFITS

28.1     The Directors may with the authority of an ordinary resolution of the
         Company:

         (a) subject as hereinafter provided, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company's share premium account or capital redemption reserve;

         (b) appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other: but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this regulation, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

         (c) make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures become distributable under this regulation in fractions; and

         (d)      authorise any person to enter on behalf of all the members





                                      (26)
                  concerned into an agreement with the company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

28.2 The Directors may deduct from any dividend payable on or in respect of a share all sums of money presently payable by the holder to the Company on any account whatsoever.

                                    NOTICES

29.1 Any and all notices or other communications to be given by the Company hereunder shall be in writing and shall be considered duly given upon the earliest to occur of

         (a)      personal delivery;

         (b) three days after being sent by a reputable international overnight courier service;

         (c) seven days after being mailed by registered or certified international or air mail, return receipt requested or recorded (as the case may be), postage prepaid; or

         (d) the delivering party's receipt of a written confirmation of a facsimile transmission.

         All notices shall be addressed to the Company at its registered office and to the members at the addresses supplied by them to the Company.

         A member or Director giving to the Company an address outside the United Kingdom will be entitled to receive all notices by reputable international overnight courier or (at the Company's option) confirmed facsimile.

29.2 In the case of joint holders of a share, all notices will be given to the joint holder whose name stands first in the Register in respect of the joint holding, and notice so given will be sufficient notice to all the joint holders.

29.3 Except as otherwise provided in these Articles, all notices to be given pursuant to these Articles other than one calling a meeting of the Directors must be in writing.

29.4 A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the





                                      (27)
         purposes for which it was called.

29.5 Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered into the Register, has been duly given to a person from whom he derives his title.

29.6 A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee or the bankrupt or by any like description at the address, if any, within the United Kingdom supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

                                   WINDING UP

30. If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Act, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members of different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

                                   INDEMNITY

31.1 Subject to the provisions of Section 310 of the Act, but without prejudice to any indemnity to which a Director may otherwise be entitled, every Director, agent, Secretary and other officer of the Company will be entitled to be indemnified out of the assets of the Company against all losses or liabilities properly incurred by him in or about the execution and discharge of the duties of his office (including any liability incurred by him in defending any proceedings whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company).

31.2 The Directors may at their discretion and on such terms as they think fit purchase and maintain for the Company or for any Director, Secretary or other manager or officer other than auditor of the Company insurance against any liability which might by virtue of any rule of law attach to such





                                      (28)

         Director, Secretary, or other manager or officer in relation to any negligence, default, breach of duty or breach of trust in relation to the Company or its business or affairs or to any Subsidiary and against such liability as mentioned in the preceding sub-paragraph.





                                      (29)

                                  EXHIBIT "L"





                              Dated June 30, 1995




                  VIDEO JUKEBOX NETWORK INTERNATIONAL LIMITED
                                      and
                              VINCENT PAUL MONSEY





                              EMPLOYMENT AGREEMENT

                                     INDEX

                         (For reference purposes only)


- --------------------------------------------------------------------------------

Clauses
- -------

1.       Definitions and Interpretation
2.       Appointment and Notice Period
3.       Duties
4.       Salary and Other Benefits
5.       Holidays
6.       Illness/Incapacity
7.       Pension Benefits
8.       Restrictive Covenants
9.       Delivery up of Documents
10.      Patents
11.      Termination of Agreement
12.      Automatic Resignation as Director and/or Officer
13.      Directorship
14.      Amalgamation/Reconstruction
15.      Disciplinary Rules
16.      Redress of Grievances
17.      Index of Particulars
18.      Entire Agreement
19.      Notices
20.      Governing Law
21.      Counterparts

Schedule
- --------

Job Description

THIS AGREEMENT is made June 30, 1995

BETWEEN:

(1) VIDEO JUKEBOX NETWORK INTERNATIONAL LIMITED whose registered office is at Imperial House, 11-13 Young Street, Kensington, London W8 5EH (the "Company").

(2)      VINCENT PAUL MONSEY of 48 Holland Villas Road, London W14 (the
         "Employee").

WHEREAS:

(A) The Employee commenced his employment on March 4, 1992 which is the date of commencement of his continuous employment for the purposes of the Employment Protection (Consolidation) Act of 1978.

(B) The parties wish to confirm in writing the terms of the continued engagement of the Employee as an employee and non-voting director, with the title of Managing Director of the Company.

(C) This Agreement shall supersede, in its entirety, that certain Director's Service Agreement, dated March 4, 1992, between the Employee and the Company on the date that the Company, Video Jukebox Network, Inc. and TM No.2 Limited consummate the transactions contemplated by that certain Stock Purchase Agreement dated as of the date hereof.

IT IS HEREBY AGREED:

1.       DEFINITION AND INTERPRETATION

         1.1 In this Agreement the following words and expressions shall (except where the context otherwise requires) have the following meaning:

         Board                             the board of directors of the Company as comprised from time to time

         Companies Acts                    the Companies Act 1985 and the Companies Act 1989

         letters patent or patent          includes letters patent, brevet d'invention, petty patent, gebrauschmuster, utility model, design registration or any other form of protection for any invention discovery or improvement that can be obtained in the United Kingdom or any British Dominion Colony or Dependency or in any foreign country.

         Termination Date                  the date upon which the Employee's employment hereunder is terminated





                                      (3)

         TicketMaster                      TM No.2 Limited being a company registered under the laws of England and Wales

         VJN                               Video Jukebox Network, Inc. being a company registered under the laws of the
                                           State of Florida, USA, having document number H 75052

         1.2 Unless otherwise stated references to Clauses, Subclauses and Schedules are references to Clauses and Subclauses of, and Schedules to, this Agreement.

         1.3 Clause headings are for ease of reference only and do not affect the construction or interpretation of this Agreement.

         1.4 References to persons shall include bodies corporate, limited liability companies, trusts, governmental units, unincorporated associations and partnerships.

         1.5 References to writing shall include typewriting, printing, lithography, photography, facsimile messages and other modes of reproducing words in a legible and non-transitory form.

2.       APPOINTMENT AND NOTICE PERIOD.

         2.1 The Employee shall (subject to Subclause 2.2) be employed as the Managing Director of the Company under the terms of this Agreement until the earlier of (i) June 30, 1998; or (ii) such employment being terminated in accordance with Clause 11. In the event that this Agreement expires on June 30, 1998, the Employee agrees that he will not be entitled to any statutory or unfair dismissal and redundancy rights.

         2.2 Instead of requiring the Employee to continue performing duties and of the Company providing him with duties during the period remaining under this Agreement (the "Remaining Period"), the Company may, at its sole discretion, require the Employee not to attend for work during the Remaining Period. In such event, the Company shall continue to provide the Employee with his salary (as set forth in Clause 4.1) and benefits for the Remaining Period. The Employee shall not, however, be entitled to any bonus which has not been earned under Clause 4.5. Nevertheless, the Employee shall have the right (subject to the restrictions contained in Clause 8) to seek employment elsewhere, but if and when the Employee commences employment elsewhere: (i) the Agreement shall be terminated; and (ii) the Employee shall not be entitled to any further salary payments or contractual benefits hereunder.

         2.3 Notwithstanding the above, instead of requiring the Employee to continue performing duties and of the Company providing him with duties during the Remaining Period, the Company may, at its sole discretion, terminate the Agreement and give him a payment of salary and other contractual benefits (save for any bonus which has not been earned under Clause 4.5),





                                      (4)
                 calculated as of the date of termination, in lieu of the whole of the Remaining Period.

3.       DUTIES

         3.1 During his appointment the Employee shall (unless prevented by accident or ill health or unless otherwise agreed by the Board in writing) devote the whole of his time and attention to the business of the Company as the Board may reasonably require and shall at all times use his best endeavors to promote the interest and welfare of the Company. The Company does not make payments for overtime working to persons working at the level of position of the Employee and the Employee shall be required to work such hours as may be reasonably necessary in order properly to perform his duties under this Agreement.

         3.2 The Employee shall exercise and perform such powers and duties in relation to the Company as the Board may from time to time reasonably direct, being duties appropriate to the Employee's status, qualifications and experience, and subject to such restrictions as the Board may from time to time reasonably impose (which the Employee shall duly and faithfully perform and observe), and in particular his duties shall be as set out in the Schedule attached hereto.

         3.3 The Employee acknowledges that Ticketmaster will be providing administrative services to the Company pursuant to the terms of that certain Administrative Services Agreement, dated as of the date hereof, and the Employee agrees, subject to the terms hereof, to fully cooperate with Ticketmaster in connection therewith.

         3.4 The Employee's usual place of work shall be the Company's head office in London. The Employee may be required to travel to (but not to live in) places within Europe and the United States as the Board may reasonably require and the Company shall, upon production of valid receipts, meet the reasonable expenses of the Employee wholly, exclusively and properly incurred when travelling away from the Company's head office. In the normal course of business, it is not envisaged that any periods abroad will exceed one month.

         3.5 The Employee warrants to the Company that by entering into this Agreement he will not be in breach of any obligations to any third party.

4.       SALARY AND OTHER BENEFITS

         4.1 The Employee shall be entitled to an annual salary at the rate of:

                          Amount                               Contract Year
                          ------                               -------------
                          L.90,000                                  One

                          L.95,000                                  Two

                          L.100,000                                 Three





                                      (5)

                 The salary shall be payable every two weeks in arrears on the last day of each such period, or at such other time as the Board shall determine shall be reasonable for a person of the Employee's standing. The Employee's salary hereunder shall accrue on a daily basis.

         4.2 The Employee shall be entitled to be reimbursed by the Company for all out of pocket expenses which are wholly, exclusively and properly incurred in the performance of his duties hereunder, so long as the Employee provides the Company with vouchers or other evidence of actual payment of such expenses, including supporting documentation required under applicable tax laws.

         4.3 The Company undertakes that during the continuance of the Employee's employment hereunder it shall:

                 4.3.1 maintain the Employee's membership of such private health insurance scheme as the Company may from time to time determine at London Teaching Hospital Rate benefit levels;

                 4.3.2 reimburse the Employee for the costs of taking out such insurance as the Board shall reasonably determine to be necessary to cover the Employee for all private medical expenses incurred by him at any time whilst visiting the rest of the world on business for the Company.

                 4.3.3 pay the cost of maintaining permanent health insurance (the "Permanent Health Insurance") for the Employee, at benefit levels and pursuant to commercial terms, which are standard for an executive of the Employee's standing;

                 4.3.4 pay the Employee L.400 per month as an allowance for leasing a car.

         4.4 The Employee shall be entitled to receive such additional benefits as the Board in its absolute discretion shall from time to time determine.

         4.5 The Employee shall be entitled to the following annual bonus, based on the PBITDA (profits before interest, tax, depreciation and amortization) of the Company, as set forth in audited unconsolidated Company financial statements for the prior fiscal year, prepared in accordance with good and accepted UK accounting practice and complying with all current Financial Reporting Standards. Such bonus, if earned, shall be payable to the Employee within 7 days of the preparation of Company audited financial statements for the fiscal year in question. The bonus shall be calculated as follows:





                                      (6)

                          PBITDA of Company                                  Bonus
                          -----------------                                  -----
                          Greater than L.500,000                    10% of prior year's salary
                          Greater than L.1,000,000                  20% of prior year's salary
                          Greater than L.1,250,000                  22.5% of prior year's salary
                          Greater than L.1,500,000                  25% of prior year's salary

                 The first bonus, if any, shall be based on the Company's financial statement for the 1995 fiscal year. The Company undertakes to use reasonable efforts to have audited unconsolidated financial statements of the Company prepared as soon as practicably possible and to render all reasonable assistance without delay, as and when required, in the preparation thereof. The Employee shall only be deemed to have earned a bonus for a particular fiscal year if he was employed by the Company, pursuant to this Agreement, for the entire fiscal year in question.

         4.6 The Employee hereby agrees that at any time during his term of employment under this Agreement, and on termination of his employment, the Company shall be entitled to deduct from any sums due to the Employee hereunder any outstanding monies then owed by the Employee to the Company including, but not limited to, all outstanding loans made by the Company to the Employee which were paid in excess of his entitlement, pay received for holiday taken in excess of the Employee's pro rata holiday, entitlement sums paid on behalf of the Employee by the Company which have not been incurred by the Employee in the proper performance of his duties, and any fines incurred by the Employee and paid by the Company.

5.       HOLIDAYS

         5.1 The Employee shall be entitled, in addition to statutory and other public holidays, to take the following number of working days' holiday at such time or times as he may agree with the
                 Board:

                          Amount                               Contract Year
                          ------                               -------------
                          25 working days                           One

                          25 working days                           Two

                          25 working days                           Three

                 The Employee may also take such additional or special holidays (if any) as the Board may from time to time approve.

         5.2 The Employee shall not be entitled to carry forward any holiday entitlement not used in each calendar year, without obtaining the prior consent of the Board, which consent shall not be unreasonably withheld or delayed.





                                      (7)

         5.3 In the respective years in which the employment commences or terminates, the Employee's entitlement to holiday shall accrue on a pro rata basis for each month of service during the relevant year.

         5.4 If, upon the termination of the employment, the Employee has exceeded his accrued holiday entitlement, the excess shall be deducted from any sums due to him. If the Employee has any unused holiday entitlement, the Company shall make payment in lieu thereof. One day's holiday pay will be calculated at 1/260th of the then current annual rate.

6.       ILLNESS/INCAPACITY

         6.1 If the Employee shall be prevented by illness or other incapacity (verified by a registered medical practitioner) from duly attending to his duties the Company shall continue to pay his full salary (as set forth in Clause 4.1) and benefits until the expiry of a period of 90 working days (the "Ninety Day Period") absence (whether consecutive or not) in any period of 12 months, and thereafter, for as long as the appointment remains in effect, shall pay to the Employee any sums received by the Company pursuant to the Permanent Health Insurance (subject to such reductions as are required by law). The Company can give no assurance that any claim made in respect of the Permanent Health Insurance will be accepted and no liability will attach to the Company if any claim is rejected in whole or in part. Nevertheless, the Company shall use reasonable endeavors to obtain payment for the Employee under the Permanent Health Insurance.

         6.2 If any claim made in respect of the Employee under the Permanent Health Insurance is accepted in whole, or in part:

                 6.2.1 the Company shall immediately, upon such acceptance, cease to be under any obligation to pay any amount or to provide any benefits to the Employee other than those provided under the terms of the Permanent Health Insurance at the date of the Employee's claim; and

                 6.2.2 the Company shall automatically become entitled to appoint a successor to the Employee to perform all or any of his duties and Clause 3 will be amended accordingly.

                 Notwithstanding the above, in the event that a claim under the Permanent Health Insurance is accepted prior to the end of the Ninety Day Period, the Company shall not be able to exercise its rights under Clauses 6.2.1 and 6.2.2 until the end of the Ninety Day Period.

         6.3 The Company shall set off the Employee's remuneration paid in accordance with this Clause against the liability of the Company to pay Statutory Sick Pay to the Employee under the Statutory Sick Pay Scheme or National Insurance Scheme for the time being in force. The Company may also deduct from the Employee's remuneration the amount of any other state benefits to which the Employee shall be entitled (whether





                                      (8)
                 claimed or not) and the Employee shall inform the Company concerning such payments.

         6.4 For the purposes of calculation of Statutory Sick Pay the days on which the Employee could qualify for payments are Monday,
                 Tuesday, Wednesday, Thursday and Friday.   Further details of
                 the Statutory Sick Pay Scheme and the requirements of the Company with regard to the provision of medical certificates can be obtained from the Board, upon request.

         6.5 If any incapacity shall be, or appear to be, occasioned by actionable negligence of a third party, in respect of which damages are or may be recoverable, the Employee shall forthwith notify the Board of that fact and of any claim, compromise, settlement or judgment made or awarded in connection therewith and shall give to the Board all such particulars of such matters as the Board may reasonably require. The Employee shall take all necessary and reasonable action to recover damages from any such negligent third party. Except as hereafter provided, all sums paid to the Employee during any such period of incapacity shall be paid by way of loan only and shall, if so required by the Board, be refunded to the Company. Nevertheless, the Employee shall only be required to refund sums from damages (if any) recovered by him under such compromise, settlement or judgment (less any costs which are borne by the Employee in connection with such claim, compromise, settlement or judgment).

7.       PENSION BENEFITS.

The Company does not operate a Pension Scheme in which the Employee is eligible to participate and no contracting-out certificate is in force in respect of his employment hereunder. Nevertheless, if and when VJN has established a pension scheme, the Company shall use its best endeavors to organize a comparable pension scheme under English law or, at the Employee's option, contribute to an approved personal pension scheme of the Employee's choosing. In either event the Company shall make an annual contribution, equivalent to 9% of the Employee's salary from time to time, to the Employee's account under any such scheme, or as directed by the Employee.

8.       RESTRICTIVE COVENANTS

         8.1 The Employee hereby agrees and confirms that during the course of his employment by the Company prior to the date hereof he has obtained knowledge of, and during the course of his appointment under this Agreement, he is likely to obtain knowledge of trade secrets and other confidential information with regard to the business and financial affairs of the Company, as well as its customers and suppliers details, all of which are not in the public domain including, without limitation, financial data, computer software and hardware, intellectual property rights and present and future plans ("Confidential Information"). Accordingly, the Employee hereby undertakes to and covenants with the Company that in order to protect the interests of the Company in its goodwill and business connections and the Confidential Information:





                                      (9)

                 8.1.1 he shall not, at any time after the Termination Date, use or procure the use of the name of the Company, whether or not in connection with his own or any other name in any way calculated to suggest that he continues to be connected with the business of the Company or in any way hold himself out as having such connection;

                 8.1.2 he shall not, at any time during the term of this Agreement and at all times thereafter (save by compulsion of law), use any Confidential Information (other than for the purposes of the Company) or disclose or divulge any Confidential Information to any person (other than to officers or employees of the Company whose province it is to know the same) and that he shall, at the expense of and if requested by the Company, use his reasonable endeavors to prevent such use, divulgence or disclosure of any Confidential Information by any other person; provided that the provisions of this clause shall cease to apply to Confidential Information which enters the public domain other than directly or indirectly by reason of the Employee's breach of this Agreement;

                 8.1.3 he shall not, at any time during the term of this Agreement and for six (6) months thereafter (less any amount of time during which the Employee does not attend work pursuant to Clause 2.2), either on his own behalf, or on behalf of any other person, directly or indirectly approach, canvass, solicit or otherwise endeavor to entice away from the Company the custom of any person who is then, or was during the twelve (12) month period prior to the Termination Date, a customer or supplier of the Company with whom he had dealings within the twelve (12) month period prior to the Termination Date, and he shall not use his knowledge of, or influence over, any such customer or supplier to or for his own benefit or the benefit of any other person carrying on business in competition with the business of the Company, or otherwise use his knowledge or influence over any such customer or supplier to the detriment of the Company;

                 8.1.4 he shall not, at any time during the term of this Agreement and for six (6) months thereafter (less any amount of time during which the Employee does not attend work pursuant to Clause 2.2), either on his own behalf, or on behalf of any other person, directly or indirectly approach, canvass, solicit or otherwise endeavor to entice away any person, who is then or was at any time during the twelve (12) month period prior to the Termination Date, an employee of the Company with access to Confidential Information (save for Elizabeth Laskowski), or otherwise encourage any such person to terminate his or his relationship with the Company;

                 8.1.5 he shall not, at any time prior to the termination of this Agreement and without the prior written consent of the Board, be a director of any company other than the Company, or be engaged, employed, concerned or in any other way interested in any other business whatsoever; and





                                      (10)

                 8.1.6 he shall not, at any time during the term of this Agreement and for six (6) months thereafter (less any amount of time during which the Employee does not attend work pursuant to Clause 2.2), either on his own behalf or on behalf of or in association with any other person, directly or indirectly, be engaged, concerned or interested, as an employee or in any other capacity, in any business within the United Kingdom in competition with the business carried on at the Termination Date by the Company.

         8.2 Each of the parties acknowledge and agree that each of the restrictions contained in this Clause 8 are entirely separate and independent and are reasonable and necessary for the protection of the relevant interests. Nevertheless, if any provision or part thereof is held invalid or unenforceable, this shall not affect the remaining provisions, all of which shall remain in full force and effect. Furthermore, if any restriction would be valid if the wording were amended or the period or scope of the restriction reduced, such restriction shall apply with such modifications as may be necessary to make it valid and effective.

         8.3 Nothing in this Clause 8 shall prohibit the Employee from holding shares or debentures quoted or dealt in or on a recognized Stock Exchange in the United Kingdom or elsewhere, so long as not more than 1 per cent of the shares or stock of any class of any one company is so held.

         8.4 The provisions of this Clause 8 shall survive the termination of this Agreement.

9.       DELIVERY UP OF DOCUMENTS

         Upon the expiration or termination of this Agreement, for any reason whatsoever, the Employee shall forthwith deliver up to the Company, or its authorized representative, all keys, credit cards, papers, books, documents, account records, and other materials, whether in eye readable or machine readable form, which may be in his possession, custody or control and which are the property of the Company or which otherwise relate in any way to the business or affairs of the Company, and no copies of the same or any part thereof shall be retained by him and he shall then (if required by the Company) make an affidavit to the effect that the whole of the provisions of this Clause have been complied with.

10.      INTELLECTUAL PROPERTY

         10.1 For the purposes of the application of the Patent Act 1977 and any successor legislation, the Employee hereby acknowledges that (if and in so far as it is not part of the Employee's normal duties to make inventions) any invention made by him shall have been made in the course of the duties of the Employee hereunder and that he has a special obligation for furthering the interests of the Company's undertaking, by reason of the nature of such duties and of the particular responsibilities arising therefrom.





                                      (11)

         10.2 The Employee acknowledges that all intellectual property rights subsisting in or attaching to anything conceived or created by him or any invention, discovery, design (including copyright therein) trade mark or improvement, whether or not capable of protection by letters patent, registered design or otherwise, made or discovered by the Employee, which relates to or is in any way (whether directly or indirectly) connected with the business of the Company, will belong absolutely to the Company, to the fullest extent permitted by law, without payment to the Employee. The Employee will forthwith provide the Company with full details and information with regard thereto and covenants not to apply for registration in any part of the world of any design or letters patent for any invention, discovery, design, trade mark or improvement so made by him but will at the expense of the Company, apply as nominee for the Company, or join with the Company or lend all such assistance to the Company as it may reasonably require in applying for letters patent, registration of the design or other protection in the United Kingdom and in any other part of the world therefor. The Employee will, at the Company's expense, execute and do all instruments and things which may be necessary to vest the absolute ownership in the said letters patent, registered design or other protection when granted and all the right, title and interest to and in the same in the Company absolutely and as sole beneficial owner and, when so vested, to renew, uphold, enforce or restore the same and in the meantime will hold all interest therein in trust for the Company, provided always, that this subclause shall not apply to any invention or inventions deemed by law to belong to the Employee.

         10.3 Any rights in any invention directly related to the business or activities of the Company, including any patent or patent application, deemed by law to be the Employee's invention shall, at the request of the Company, be assigned to the Company, without payment to the Employee.

11.      TERMINATION OF AGREEMENT

         11.1 In case of illness or other cause incapacitating the Employee from duly attending to his duties for a period exceeding 90 working days (whether consecutive or otherwise) in any consecutive period of 12 months, the Company may, by notice in writing given to the Employee at any time after the end of such period of 90 working days, forthwith terminate the Employee's employment under this Agreement and the Employee's employment shall immediately cease, without prejudice to his right to be paid his salary up to such date (subject to Clause
                 6).

         11.2 The Company shall have the right to terminate this Agreement at any time by summary written notice in the event of the
                 Employee:

                 11.2.1 becoming of unsound mind, as determined by a suitably qualified medical practitioner;

                 11.2.2 having a bankruptcy order made against him or making any arrangement with his creditors or having an interim order made against him pursuant to Section 252 of the Insolvency Act 1986;





                                      (12)

                 11.2.3 being convicted of any indictable criminal offence, other than a minor offence under the Road Traffic Acts;

                 11.2.4 persistently and wilfully neglecting or becoming incapable of properly performing his duties under this Agreement, other than through illness or incapacity;

                 11.2.5 refusing to carry out the reasonable, lawful and proper instructions of the Board;

                 11.2.6 doing any action manifestly prejudicial to the interests of the Company;

                 11.2.7 being guilty of any misconduct that is, in the reasonable opinion of the Board, serious and material misconduct or conduct detrimental to the best interests of the Company or any material breach or non-observance of the provisions of this Agreement; or

                 11.2.8 being prohibited by law from being a director or taking part in the management of the Company or ceasing to be a director without the consent of the Board, save by means of resignation;

and the Employee shall have no claim against the Company in respect of the termination of his employment by the Company pursuant to this subclause 11.2.

         11.3 This Agreement shall terminate without further notice and the Employee's employment hereunder shall immediately cease in any of the following circumstances.

                 11.3.1   upon the death of the Employee;

                 11.3.2 the liquidation or other dissolution of the Company, otherwise than pursuant to Clause 14.

         11.4 The Company and the Employee hereby agree that, following the termination of this Agreement for whatever reason, the Employee shall not have any claim against the Company in respect of any rights he may have acquired under any Inland Revenue approved or non-approved share option scheme or share scheme operated by the Company.

         11.5 The termination of the Employee's employment in accordance with and for any of the reasons specified in this Clause 11 shall be deemed to be for substantial and sufficient reason of a kind such as to justify the dismissal of the Employee and it would be fair and reasonable for the Company to give notice of the termination in the circumstances provided for by this Clause 11 and in the manner provided herein.

12.      AUTOMATIC RESIGNATION AS DIRECTOR AND/OR OFFICER

         On the termination of his employment for any reason whatsoever, the Employee, unless otherwise agreed in writing by the Board, shall resign, without claim for





                                      (13)
compensation, from any office as a director or officer of the Company, then held by the Employee.

13.      DIRECTORSHIP.

         The duties of the Employee as a non-voting director of the Company shall be subject to the relevant Articles of Association from time to time. During the Appointment the Employee shall not:

         13.1 voluntarily do or refrain from doing any act, whereby his office as a non-voting director of the Company is or becomes liable to be vacated, other than by way of resignation;

         13.2 notwithstanding the foregoing provisions, do anything that would cause him to be disqualified from continuing to act as a non-voting director of the Company.

14.      AMALGAMATION/RECONSTRUCTION

         If, before the expiration of this Agreement, the employment of the Employee shall be terminated by reason of the liquidation of the Company for the purpose of amalgamation or reconstruction, or as any part of an arrangement for the amalgamation of the undertaking of the Company not involving liquidation, and the Employee shall be offered employment with the amalgamating or reconstructed company for a period not less than the unexpired term of this Agreement and on terms no less favorable than the terms of this Agreement, then the Employee shall have no claim against the Company in respect of the termination of his employment by the Company.

15.      DISCIPLINARY RULES

         There is no formal disciplinary procedure applicable to this employment. The Employee is expected to exhibit a high standard of propriety, integrity and efficiency in all his dealings with and in the name of the Company, and may be suspended with pay or required to take any annual holiday entitlement during any investigation it may be necessary and proper for the Company to undertake into the circumstances which it reasonably believes give rise to the Employee being in material breach of the Agreement. The Company shall give written reasons for the suspension, which in no event shall last longer than 21 days. If the Employee is dissatisfied with any disciplinary decision, he should refer such decision to the Chairman of the Board, whose decision shall be final and binding.

16.      REDRESS OF GRIEVANCES

         If the Employee has any grievance relating to his employment, he should refer such a grievance to the Chairman of the Board and the reference will be dealt with by him. Should the Employee remain dissatisfied with his ruling, an appeal, initially in writing may be made to the Board, whose decision shall be final and binding.





                                      (14)

17.      INDEX OF PARTICULARS

         For the purpose of the Employment Protection (Consolidation) Act 1978 this Agreement shall be deemed to constitute the contract of employment between the Company and the Employee and the following shall be the particulars of employment for the purpose of Section 1 of the same Act:

         Title of employment                                        Clause 2

         Date of commencement of
         employment hereunder                                       Clause 2

         Date of commencement of
         continuous employment                                      Recital (A)

         Remuneration                                               Clause 4

         Place of work                                              Clause 3

         Hours of Work                                              Clause 3

         Holidays                                                   Clause 5

         Sickness or incapacity                                     Clause 6

         Pension                                                    Clause 7

         Length of notice                                           Clauses 2 and 11

         Disciplinary procedure                                     Clause 15

         Redress of grievances                                      Clause 16

18.      ENTIRE AGREEMENT

This Agreement and the Schedule hereto constitute the entire agreement between the parties with respect to the Employee's employment and supersedes from the date hereof such other contracts of employment (whether written or oral or implied by law) which have previously subsisted between the Company and the Employee, including that certain Director's Service Agreement, dated March 4, 1992, between the Employee and the Company. The Employee hereby acknowledges that he has no claim outstanding against the Company for salary (save in respect of the current month of employment), or in respect of any other matter whatsoever arising prior to the date hereof, including, but not limited to, any such claim under the prior agreement. There are no collective agreements which govern this Agreement.

19.      NOTICE

         19.1 Any notice to be given pursuant to the terms of this Agreement must be given in writing to the party due to receive such notice at (in the case of the Company) its registered office from time to time or (in the case of the





                                      (15)

                 Employee) his address set out in this Agreement or such other address as he may have notified to the Company in accordance with this Clause. Notice must be delivered personally or sent by first class pre-paid recorded delivery of registered post (air mail if overseas) or by facsimile transmission and shall be deemed to be given in the case of personal delivery, on delivery, and in the case of posting (in the absence of evidence of earlier receipt), 48 hours after posting (5 days if sent by air mail), and in the case of facsimile transmission, on completion of the transmission provided that the sender of the notice has received confirmation that an error free transmission has been effected.

         19.2 A copy of any notice given to the Company must in all cases be given at the same time to VJN and TicketMaster at their respective registered offices from time to time.

20.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with English Law and the parties hereby submit for all purposes in connection with this Agreement to the non-exclusive jurisdiction of the English Courts.

21.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts each of which when executed by one or more of the parties hereto shall constitute an original but all of which shall constitute one and the same instrument.

         This Agreement has been executed as a deed and is delivered on the date which first appears on this Agreement.





                                      (16)

                                    SCHEDULE

                                Job Description

1.       Handling the day to day operations of the Company.

2. Maintaining contact with all telephone companies, cable companies, music companies and licensing organizations relevant to the business of the Company as carried on from time to time.

3. The Employee shall assist the Board in developing an annual operating budget for the Company, which budget shall be updated with the assistance of the Employee, from time to time, at the request of the Board.





                                      (17)

EXECUTED (but not delivered       )
until the date hereof) as a       )
deed by the said VIDEO            )
JUKEBOX NETWORK                   )
INTERNATIONAL LIMITED             )
acting by:                        )


                 Director



                 Secretary





EXECUTED (but not delivered       )
until the date hereof) as a       )
deed by VINCENT PAUL              )
MONSEY in the presence of:        )





                                      (18)

                                  EXHIBIT "M"





                              Dated June 30, 1995




                                 VIDEO JUKEBOX
                         NETWORK INTERNATIONAL LIMITED
                                      and
                             ELIZABETH A. LASKOWSKI





                              EMPLOYMENT AGREEMENT

                                     INDEX

                         (For reference purposes only)


- --------------------------------------------------------------------------------

Clauses
- -------

1.       Definitions and Interpretation
2.       Appointment and Notice Period
3.       Duties
4.       Salary and Other Benefits
5.       Holidays
6.       Illness/Incapacity
7.       Pension Benefits
8.       Restrictive Covenants
9.       Delivery up of Documents
10.      Patents
11.      Termination of Agreement
12.      Automatic Resignation as Director and/or Officer
13.      Amalgamation/Reconstruction
14.      Disciplinary Rules
15.      Redress of Grievances
16.      Index of Particulars
17.      Entire Agreement
18.      Notices
19.      Governing Law
20.      Counterparts

Schedule
- --------

Job Description





                                      (2)

THIS AGREEMENT is made June 30, 1995

BETWEEN:

(1) VIDEO JUKEBOX NETWORK INTERNATIONAL LIMITED whose registered office is at Imperial House, 11-13 Young Street, Kensington, London W8 5EH (the "Company").

(2)      ELIZABETH A. LASKOWSKI of 48 Holland Villas Road, London W14 (the
         "Employee").

WHEREAS:

(A) The Employee commenced her employment on March 4, 1992 which is the date of commencement of her continuous employment for the purposes of the Employment Protection (Consolidation) Act of 1978.

(B) The parties wish to confirm in writing the terms of the continued engagement of the Employee as an employee, with the title of Director of Programming of the Company.

(C) This Agreement shall supersede all prior agreements between the Employee and the Company on the date that the Company, Video Jukebox Network, Inc. and TM No.2 Limited consummate the transactions contemplated by that certain Stock Purchase Agreement dated as of the date hereof.

IT IS HEREBY AGREED:

1.       DEFINITION AND INTERPRETATION

         1.1 In this Agreement the following words and expressions shall (except where the context otherwise requires) have the following meaning:

         Board                             the board of directors of the Company as comprised from time to time

         Companies Acts                    the Companies Act 1985 and the Companies Act 1989

         letters patent or patent          includes letters patent, brevet d'invention, petty patent, gebrauschmuster, utility model, design registration or any other form of protection for any invention, discovery or improvement that can be obtained in the United Kingdom or any British Dominion Colony or Dependency or in any foreign country.

         Termination Date                  the date upon which the Employee's employment hereunder is terminated





                                      (3)

         TicketMaster                      TM No.2 Limited being a company registered under the laws of England and Wales

         VJN                               Video Jukebox Network, Inc. being a company registered under the laws of the
                                           State of Florida, USA, having document number H 75052

         1.2 Unless otherwise stated references to Clauses, Subclauses and Schedules are references to Clauses and Subclauses of, and Schedules to, this Agreement.

         1.3 Clause headings are for ease of reference only and do not affect the construction or interpretation of this Agreement.

         1.4 References to persons shall include bodies corporate, limited liability companies, trusts, governmental units, unincorporated associations and partnerships.

         1.5 References to writing shall include typewriting, printing, lithography, photography, facsimile messages and other modes of reproducing words in a legible and non-transitory form.

2.       APPOINTMENT AND NOTICE PERIOD.

         2.1 The Employee shall (subject to Subclause 2.2) be employed as the Director of Programming of the Company under the terms of this Agreement until the earlier of (i) June 30, 1998; or (ii) such employment being terminated in accordance with Clause 11. In the event that this Agreement expires on June 30, 1998, the Employee agrees that she will not be entitled to any statutory or unfair dismissal and redundancy rights.

         2.2 Instead of requiring the Employee to continue performing duties and of the Company providing her with duties during the period remaining under this Agreement (the "Remaining Period"), the Company may, at its sole discretion, require the Employee not to attend for work during the Remaining Period. In such event, the Company shall continue to provide the Employee with her salary (as set forth in Clause 4.1) and benefits for the Remaining Period. The Employee shall not, however, be entitled to any further unearned bonus under Clause 4.5. Nevertheless, the Employee shall have the right (subject to the restrictions contained in Clause 8) to seek employment elsewhere, but if and when the Employee commences employment elsewhere: (i) the Agreement shall be terminated; and (ii) the Employee shall not be entitled to any further salary payments or contractual benefits hereunder.

         2.3 Notwithstanding the above, instead of requiring the Employee to continue performing duties and of the Company providing her with duties during the Remaining Period, the Company may, at its sole discretion, terminate the Agreement and give her a payment of salary and other contractual





                                      (4)
                 benefits, calculated as of the date of termination, in lieu of the whole of the Remaining Period.

3.       DUTIES

         3.1 During her appointment the Employee shall (unless prevented by accident or ill health or unless otherwise agreed by the Board in writing) devote the whole of her time and attention to the business of the Company as the Board may reasonably require and shall at all times use her best endeavors to promote the interest and welfare of the Company. The Company does not make payments for overtime working to persons working at the level of position of the Employee and the Employee shall be required to work such hours as may be reasonably necessary in order properly to perform her duties under this Agreement.

         3.2 The Employee shall exercise and perform such powers and duties in relation to the Company as the Board may from time to time reasonably direct, being duties appropriate to the Employee's status, qualifications and experience, and subject to such restrictions as the Board may from time to time reasonably impose (which the Employee shall duly and faithfully perform and observe), and in particular her duties shall be as set out in the Schedule attached hereto.

         3.3 The Employee acknowledges that Ticketmaster will be providing administrative services to the Company pursuant to the terms of that certain Administrative Services Agreement, dated as of the date hereof, and the Employee agrees to fully cooperate with Ticketmaster in connection therewith.

         3.4 The Employee's usual place of work shall be the Company's head office in London. The Employee may be required to travel to (but not to live in) places within Europe and the United States as the Board may reasonably require and the Company shall, upon production of valid receipts, meet the reasonable expenses of the Employee wholly, exclusively and properly incurred when travelling away from the Company's head office. In the normal course of business, it is not envisaged that any periods abroad will exceed one month.

         3.5 The Employee warrants to the Company that by entering into this Agreement she will not be in breach of any obligations to any third party.

4.       SALARY AND OTHER BENEFITS

         4.1 The Employee shall be entitled to an annual salary at the rate of:

                          Amount                            Contract Year
                          ------                            -------------
                          L.55,000                              One

                          L.60,000                              Two

                          L.65,000                              Three





                                      (5)

                 The salary shall be payable every two weeks in arrears on the last day of each such period, or at such other time as the Board shall determine shall be reasonable for a person of the Employee's standing. The Employee's salary hereunder shall accrue on a daily basis.

         4.2 The Employee shall be entitled to be reimbursed by the Company for all out of pocket expenses which are wholly, exclusively and properly incurred in the performance of her duties hereunder, so long as the Employee provides the Company with vouchers or other evidence of actual payment of such expenses, including supporting documentation required under applicable tax laws.

         4.3 The Company undertakes that during the continuance of the Employee's employment hereunder it shall:

                 4.3.1 maintain the Employee's membership of such private health insurance scheme as the Company may from time to time determine at London Teaching Hospital Rate benefit levels;

                 4.3.2 reimburse the Employee for the costs of taking out such insurance as the Board shall reasonably determine to be necessary to cover the Employee for all private medical expenses incurred by her at any time whilst visiting the rest of the world on business for the Company.

                 4.3.3 pay the cost of maintaining permanent health insurance (the "Permanent Health Insurance") for the Employee, at benefit levels and pursuant to commercial terms which are standard for an executive of the Employee's standing;

                 4.3.4 pay the Employee L.400 per month as an allowance for leasing a car.

         4.4 The Employee shall be entitled to receive such additional benefits as the Board in its absolute discretion shall from time to time determine.

         4.5 Nothing in this Clause 4 shall prevent the Board where it thinks fit, in its absolute discretion, resolving to pay any temporary additional remuneration, commission or annual bonus (up to a maximum of 15% of the Employee's annual salary) to the Employee on the basis that such payment shall not constitute an increase in the rate of salary for the purposes of this Agreement.

         4.6 The Employee hereby agrees that at any time during her term of employment under this Agreement, and on termination of her employment, the Company shall be entitled to deduct from any sums due to the Employee hereunder any outstanding monies then owed by the Employee to the Company including, but not limited to, all outstanding loans made by the Company to the Employee which were paid in excess of her entitlement, pay received for holiday taken in excess of the





                                      (6)

                 Employee's pro rata holiday, entitlement sums paid on behalf of the Employee by the Company which have not been incurred by the Employee in the proper performance of her duties, and any fines incurred by the Employee and paid by the Company.

5.       HOLIDAYS

         5.1 The Employee shall be entitled, in addition to statutory and other public holidays, to take the following number of working days' holiday at such time or times as she may agree with the
                 Board:

                          Amount                               Contract Year
                          ------                               -------------
                          25 working days                           One

                          25 working days                           Two

                          25 working days                           Three

                 The Employee may also take such additional or special holidays (if any) as the Board may from time to time approve.

         5.2 The Employee shall not be entitled to carry forward any holiday entitlement not used in each calendar year, without obtaining the prior consent of the Board, which consent shall not be unreasonably withheld or delayed.

         5.3 In the respective years in which the employment commences or terminates, the Employee's entitlement to holiday shall accrue on a pro rata basis for each month of service during the relevant year.

         5.4 If, upon the termination of the employment, the Employee has exceeded her accrued holiday entitlement, the excess shall be deducted from any sums due to her. If the Employee has any unused holiday entitlement, the Company shall make payment in lieu thereof. One day's holiday pay will be calculated at 1/260th of the then current annual rate.

6.       ILLNESS/INCAPACITY

         6.1 If the Employee shall be prevented by illness or other incapacity (verified by a registered medical practitioner) from duly attending to her duties the Company shall continue to pay her full salary (as set forth in Clause 4.1) and benefits until the expiry of a period of 90 working days (the "Ninety Day Period") absence (whether consecutive or not) in any period of 12 months, and thereafter, for as long as the appointment remains in effect, shall pay to the Employee any sums received by the Company pursuant to the Permanent Health Insurance (subject to such reductions as are required by law). The Company can give no assurance that any claim made in respect of the Permanent Health Insurance will be accepted and no liability will attach to the Company if any claim is rejected in whole or





                                      (7)
                 in part. Nevertheless, the Company shall use reasonable endeavors to obtain payment for the Employee under the Permanent Health Insurance.

         6.2 If any claim made in respect of the Employee under the Permanent Health Insurance is accepted in whole, or in part:

                 6.2.1 the Company shall immediately, upon such acceptance, cease to be under any obligation to pay any amount or to provide any benefits to the Employee other than those provided under the terms of the Permanent Health Insurance at the date of the Employee's claim; and

                 6.2.2 the Company shall automatically become entitled to appoint a successor to the Employee to perform all or any of her duties and Clause 3 will be amended accordingly.

                 Notwithstanding the above, in the event that a claim under the Permanent Health Insurance is accepted prior to the end of the Ninety Day Period, the Company shall not be able to exercise its rights under Clauses 6.2.1 and 6.2.2 until the end of the Ninety Day Period.

         6.3 The Company shall set off the Employee's remuneration paid in accordance with this Clause against the liability of the Company to pay Statutory Sick Pay to the Employee under the Statutory Sick Pay Scheme or National Insurance Scheme for the time being in force. The Company may also deduct from the Employee's remuneration the amount of any other state benefits to which the Employee shall be entitled (whether claimed or not) and the Employee shall inform the Company concerning such payments.

         6.4 For the purposes of calculation of Statutory Sick Pay the days on which the Employee could qualify for payments are Monday,
                 Tuesday, Wednesday, Thursday and Friday.   Further details of
                 the Statutory Sick Pay Scheme and the requirements of the Company with regard to the provision of medical certificates can be obtained from the Board, upon request.

         6.5 If any incapacity shall be, or appear to be, occasioned by actionable negligence of a third party, in respect of which damages are or may be recoverable, the Employee shall forthwith notify the Board of that fact and of any claim, compromise, settlement or judgment made or awarded in connection therewith and shall give to the Board all such particulars of such matters as the Board may reasonably require. The Employee shall take all necessary and reasonable action to recover damages from any such negligent third party. Except as hereafter provided, all sums paid to the Employee during any such period of incapacity shall be paid by way of loan only and shall, if so required by the Board, be refunded to the Company. Nevertheless, the Employee shall only be required to refund sums from damages (if any) recovered by her under such compromise, settlement or judgment (less any costs which are borne by the Employee in connection with such claim, compromise, settlement or judgment).





                                      (8)

7.       PENSION BENEFITS.

The Company does not operate a Pension Scheme in which the Employee is eligible to participate and no contracting-out certificate is in force in respect of her employment hereunder. Nevertheless, if and when VJN has established a pension scheme, the Company shall use its best endeavors to organize a comparable pension scheme under English law or, at the Employee's option, contribute to an approved personal pension scheme of the Employee's choosing. In either event the Company shall make an annual contribution, equivalent to 9% of the Employee's salary from time to time, to the Employee's account under any such scheme, or as directed by the Employee.

8.       RESTRICTIVE COVENANTS

         8.1 The Employee hereby agrees and confirms that during the course of her employment by the Company prior to the date hereof she has obtained knowledge of, and during the course of her appointment under this Agreement, she is likely to obtain knowledge of trade secrets and other confidential information with regard to the business and financial affairs of the Company, as well as its customers and suppliers details, all of which are not in the public domain including, without limitation, financial data, computer software and hardware, intellectual property rights and present and future plans ("Confidential Information"). Accordingly, the Employee hereby undertakes to and covenants with the Company that in order to protect the interests of the Company in its goodwill and business connections and the Confidential Information:

                 8.1.1 she shall not, at any time after the Termination Date, use or procure the use of the name of the Company, whether or not in connection with her own or any other name in any way calculated to suggest that she continues to be connected with the business of the Company or in any way hold herself out as having such connection;

                 8.1.2 she shall not, at any time during the term of this Agreement and at all times thereafter (save by compulsion of law), use any Confidential Information (other than for the purposes of the Company) or disclose or divulge any Confidential Information to any person (other than to officers or employees of the Company whose province it is to know the same) and that she shall, at the expense of and if requested by the Company, use her reasonable endeavors to prevent such use, divulgence or disclosure of any Confidential Information by any other person; provided that the provisions of this clause shall cease to apply to Confidential Information which enters the public domain, other than directly or indirectly by reason of the Employee's breach of this Agreement;

                 8.1.3 she shall not, at any time during the term of this Agreement and for six (6) months thereafter (less any amount of time during which the Employee does not attend work pursuant to Clause 2.2), either on her own behalf, or on behalf of any other person, directly or indirectly approach, canvass, solicit or otherwise endeavor to entice away from the Company the custom of any person who is then, or





                                      (9)
                          was during the twelve (12) month period prior to the Termination Date, a customer or supplier of the Company with whom she had dealings within the twelve
                          (12) month period prior to the Termination Date, and she shall not use her knowledge of, or influence over, any such customer or supplier to or for her own benefit or the benefit of any other person carrying on business in competition with the business of the Company, or otherwise use her knowledge or influence over any such customer or supplier to the detriment of the Company;

                 8.1.4 she shall not, at any time during the term of this Agreement and for six (6) months thereafter (less any amount of time during which the Employee does not attend work pursuant to Clause 2.2), either on her own behalf, or on behalf of any other person, directly or indirectly approach, canvass, solicit or otherwise endeavor to entice away any person, who is then or was at any time during the twelve (12) month period prior to the Termination Date, an employee of the Company with access to Confidential Information (save for Vincent Monsey), or otherwise encourage any such person to terminate his or her relationship with the Company;

                 8.1.5 she shall not, at any time prior to the termination of this Agreement and without the prior written consent of the Board, be a director of any company or be engaged, employed, concerned or in any other way interested in any other business whatsoever; and

                 8.1.6 she shall not, at any time during the term of this Agreement and for six (6) months thereafter (less any amount of time during which the Employee does not attend work pursuant to Clause 2.2), either on her own behalf or on behalf of or in association with any other person, directly or indirectly, be engaged, concerned or interested, as an employee or in any other capacity, in any business within the United Kingdom in competition with the business carried on at the Termination Date by the Company.

         8.2 Each of the parties acknowledge and agree that each of the restrictions contained in this Clause 8 are entirely separate and independent and are reasonable and necessary for the protection of the relevant interests. Nevertheless, if any provision or part thereof is held invalid or unenforceable, this shall not affect the remaining provisions, all of which shall remain in full force and effect. Furthermore, if any restriction would be valid if the wording were amended or the period or scope of the restriction reduced, such restriction shall apply with such modifications as may be necessary to make it valid and effective.

         8.3 Nothing in this Clause 8 shall prohibit the Employee from holding shares or debentures quoted or dealt in or on a recognized Stock Exchange in the United Kingdom or elsewhere, so long as not more than 1 per cent of the shares or stock of any class of any one company is so held.





                                      (10)

         8.4 The provisions of this Clause 8 shall survive the termination of this Agreement.

9.       DELIVERY UP OF DOCUMENTS

         Upon the expiration or termination of this Agreement, for any reason whatsoever, the Employee shall forthwith deliver up to the Company, or its authorized representative, all keys, credit cards, papers, books, documents, account records, and other materials, whether in eye readable or machine readable form, which may be in her possession, custody or control and which are the property of the Company or which otherwise relate in any way to the business or affairs of the Company, and no copies of the same or any part thereof shall be retained by her and she shall then (if required by the Company) make an affidavit to the effect that the whole of the provisions of this Clause have been complied with.

10.      INTELLECTUAL PROPERTY

         10.1 For the purposes of the application of the Patent Act 1977 and any successor legislation, the Employee hereby acknowledges that (if and in so far as it is not part of the Employee's normal duties to make inventions) any invention made by her shall have been made in the course of the duties of the Employee hereunder and that she has a special obligation for furthering the interests of the Company's undertaking, by reason of the nature of such duties and of the particular responsibilities arising therefrom.

         10.2 The Employee acknowledges that all intellectual property rights subsisting in or attaching to anything conceived or created by her or any invention, discovery, design (including copyright therein) trade mark or improvement, whether or not capable of protection by letters patent, registered design or otherwise, made or discovered by the Employee, which relates to or is in any way (whether directly or indirectly) connected with the business of the Company, will belong absolutely to the Company, to the fullest extent permitted by law, without payment to the Employee. The Employee will forthwith provide the Company with full details and information with regard thereto and covenants not to apply for registration in any part of the world of any design or letters patent for any invention, discovery, design, trade mark or improvement so made by her but will at the expense of the Company, apply as nominee for the Company, or join with the Company or lend all such assistance to the Company as it may reasonably require in applying for letters patent, registration of the design or other protection in the United Kingdom and in any other part of the world therefor. The Employee will, at the Company's expense, execute and do all instruments and things which may be necessary to vest the absolute ownership in the said letters patent, registered design or other protection when granted and all the right, title and interest to and in the same in the Company absolutely and as sole beneficial owner and, when so vested, to renew, uphold, enforce or restore the same and in the meantime will hold all interest therein in trust for the Company, provided always, that this subclause shall not apply to any invention or inventions deemed by law to belong to the Employee.





                                      (11)

         10.3 Any rights in any invention related to the business or activities of the Company, including any patent or patent application, deemed by law to be the Employee's invention shall, at the request of the Company, be assigned to the Company, without payment to the Employee.

11.      TERMINATION OF AGREEMENT

         11.1 In case of illness or other cause incapacitating the Employee from duly attending to her duties for a period exceeding 90 working days (whether consecutive or otherwise) in any consecutive period of 12 months, the Company may, by notice in writing given to the Employee at any time after the end of such period of 90 working days, forthwith terminate the Employee's employment under this Agreement and the Employee's employment shall immediately cease, without prejudice to her right to be paid her salary up to such date (subject to Clause
                 6).

         11.2 The Company shall have the right to terminate this Agreement at any time by summary written notice in the event of the
                 Employee:

                 11.2.1 becoming of unsound mind, as determined by a suitably qualified medical practitioner;

                 11.2.2 having a bankruptcy order made against her or making any arrangement with her creditors or having an interim order made against her pursuant to Section 252 of the Insolvency Act 1986;

                 11.2.3 being convicted of any indictable criminal offence, other than a minor offence under the Road Traffic Acts;

                 11.2.4 persistently and wilfully neglecting or becoming incapable of properly performing her duties under this Agreement, other than through illness or incapacity;

                 11.2.5 refusing to carry out the reasonable, lawful and proper instructions of the Board;

                 11.2.6 doing any action manifestly prejudicial to the interests of the Company; or

                 11.2.7 being guilty of any misconduct that is, in the reasonable opinion of the Board, serious and material misconduct or conduct detrimental to the best interests of the Company or any material breach or non-observance of the provisions of this Agreement and the Employee shall have no claim against the Company in respect of the termination of her employment by the Company pursuant to this subclause 11.2.

         11.3 This Agreement shall terminate without further notice and the Employee's employment hereunder shall immediately cease in any of the following circumstances.





                                      (12)

                 11.3.1   upon the death of the Employee;

                 11.3.2 the liquidation or other dissolution of the Company, otherwise than pursuant to Clause 13.

         11.4 The Company and the Employee hereby agree that, following the termination of this Agreement for whatever reason, the Employee shall not have any claim against the Company in respect of any rights she may have acquired under any Inland Revenue approved or non-approved share option scheme or share scheme operated by the Company.

         11.5 The termination of the Employee's employment in accordance with and for any of the reasons specified in this Clause 11 shall be deemed to be for substantial and sufficient reason of a kind such as to justify the dismissal of the Employee and it would be fair and reasonable for the Company to give notice of the termination in the circumstances provided for by this Clause 11 and in the manner provided herein.

12       AUTOMATIC RESIGNATION AS DIRECTOR AND/OR OFFICER

         On the termination of her employment for any reason whatsoever, the Employee, unless otherwise agreed in writing by the Board, shall resign, without claim for compensation, from any office as a director or officer of the Company, then held by the Employee.

13.      AMALGAMATION/RECONSTRUCTION

         If, before the expiration of this Agreement, the employment of the Employee shall be terminated by reason of the liquidation of the Company for the purpose of amalgamation or reconstruction, or as any part of an arrangement for the amalgamation of the undertaking of the Company not involving liquidation, and the Employee shall be offered employment with the amalgamating or reconstructed company for a period not less than the unexpired term of this Agreement and on terms no less favorable than the terms of this Agreement, then the Employee shall have no claim against the Company in respect of the termination of her employment by the Company.

14.      DISCIPLINARY RULES

         There is no formal disciplinary procedure applicable to this employment. The Employee is expected to exhibit a high standard of propriety, integrity and efficiency in all her dealings with and in the name of the Company, and may be suspended with pay or required to take any annual holiday entitlement during any investigation it may be necessary and proper for the Company to undertake into the circumstances which it reasonably believes give rise to the Employee being in material breach of the Agreement. The Company shall give written reasons for the suspension, which in no event shall last longer than 21 days. If the Employee is dissatisfied with any disciplinary decision, she should refer such decision to the Chairman of the Board, whose decision shall be final and binding.





                                      (13)

15.      REDRESS OF GRIEVANCES

         If the Employee has any grievance relating to her employment, she should refer such a grievance to the Chairman of the Board and the reference will be dealt with by him. Should the Employee remain dissatisfied with his ruling, an appeal, initially in writing may be made to the Board, whose decision shall be final and binding.

16.      INDEX OF PARTICULARS

         For the purpose of the Employment Protection (Consolidation) Act 1978 this Agreement shall be deemed to constitute the contract of employment between the Company and the Employee and the following shall be the particulars of employment for the purpose of Section 1 of the same Act:

         Title of employment                                        Clause 2

         Date of commencement of
         employment hereunder                                       Clause 2

         Date of commencement of
         continuous employment                                      Recital (A)

         Remuneration                                               Clause 4

         Place of work                                              Clause 3

         Hours of Work                                              Clause 3

         Holidays                                                   Clause 5

         Sickness or incapacity                                     Clause 6

         Pension                                                    Clause 7

         Length of notice                                           Clauses 2 and 11

         Disciplinary procedure                                     Clause 14

         Redress of grievances                                      Clause 15

17.      ENTIRE AGREEMENT

This Agreement and the Schedule hereto constitute the entire agreement between the parties with respect to the Employee's employment and supersedes from the date hereof such other contracts of employment (whether written or oral or implied by law) which have previously subsisted between the Company and the Employee. The Employee hereby acknowledges that she has no claim outstanding against the Company for salary (save in respect of the current month of employment) or in respect of any other matter whatsoever arising prior to the date hereof. There are no collective agreements which govern this Agreement.





                                      (14)

18.      NOTICE

         18.1 Any notice to be given pursuant to the terms of this Agreement must be given in writing to the party due to receive such notice at (in the case of the Company) its registered office from time to time or (in the case of the Employee) her address set out in this Agreement or such other address as she may have notified to the Company in accordance with this Clause. Notice must be delivered personally or sent by first class pre-paid recorded delivery of registered post (air mail if overseas) or by facsimile transmission and shall be deemed to be given in the case of personal delivery, on delivery, and in the case of posting (in the absence of evidence of earlier receipt), 48 hours after posting (5 days if sent by air mail), and in the case of facsimile transmission, on completion of the transmission provided that the sender of the notice has received confirmation that an error free transmission has been effected.

         18.2 A copy of any notice given to the Company must in all cases be given at the same time to VJN and TicketMaster at their respective registered offices from time to time.


19.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with English Law and the parties hereby submit for all purposes in connection with this Agreement to the non-exclusive jurisdiction of the English Courts.

20.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts each of which when executed by one or more of the parties hereto shall constitute an original but all of which shall constitute one and the same instrument.

         This Agreement has been executed as a deed and is delivered on the date which first appears on this Agreement.





                                      (15)

                                    SCHEDULE

                                Job Description

Employee shall be responsible for all aspects of the Company's television programming, including, but not limited to, establishment and maintenance of relations with key executives of major and independent record labels, music programming of all jukebox units, programming strategy and on-air promotion.





                                      (16)

EXECUTED (but not delivered       )
until the date hereof) as a       )
deed by the said VIDEO            )
JUKEBOX NETWORK                   )
INTERNATIONAL LIMITED             )
acting by:                        )


                 Director



                 Secretary





EXECUTED (but not delivered       )
until the date hereof) as a       )
deed by ELIZABETH A.              )
LASKOWSKI in the presence of:     )





                                      (17)

                                  EXHIBIT "N"



                  DATED                                  1995
                  -------------------------------------------




              (1)       VIDEO JUKEBOX NETWORK, INC.

              (2)       TM No.2 LIMITED





                  -------------------------------------------

                              DEED OF TAX COVENANT

                  -------------------------------------------





                                   ROWE & MAW
                              20 Black Friars Lane
                                London EC4V 6HD





                           Ref:  263/26089-0001/8462M

THIS DEED made on                  1995 BETWEEN

(1) VIDEO JUKEBOX NETWORK, INC., a Florida corporation whose principal place of business is at l2000 Biscayne Boulevard, Miami, Florida 33181 ("VJN"); and

(2) TM No.2 LIMITED, a company incorporated under the laws of England and Wales (number 3005851) whose registered office is at 20 Black Friars Lane, London EC4V 6HD ("Ticketmaster").

WITNESSES as follows:

1.         In this Deed:

           (1) save as otherwise provided herein or where the context otherwise requires, words and expressions defined in a Stock Purchase Agreement dated of even date herewith and made between the Company (as defined below) (1), VJN (2), and Ticketmaster (3) for the sale and purchase of the Shares (as therein defined) of the Company ("the Agreement") shall have the same meanings wherever used herein

           (2) "Claim" means any assessment, notice, demand, letter or other document issued or action taken by or on behalf of the Inland Revenue or H.M. Customs & Excise or any other statutory, governmental or fiscal authority whether of the United Kingdom or of any other part of the world from which it appears that the Company is or is to be placed under a Tax Liability

           (3) "Tax Liability" means any liability of the Company to make a payment in respect of Tax (whether or not the Company may be primarily liable to make such payment or may be entitled to reimbursement from another in respect thereof) and it includes such a liability which arises as a consequence of the Company being deprived of or denied any Relief

           (4) "the Company" means VIDEO JUKEBOX NETWORK INTERNATIONAL LIMITED, a company registered under number 2643552, whose registered office is at Imperial House, ll-l3 Young Street, Kensington, London W8 5EH

           (5) "Tax" and "Taxes" shall have the meaning ascribed to them in Section l.0l (Article I) of the Agreement save that for the purposes of this Deed they shall also include the loss, denial or disallowance of any Relief and any payment or liability incurred under any reasonable settlement of any Claim for Tax

           (6) "event" includes any disposition, transaction, act, omission or occurrence of whatever nature (whether or not the Company is a party thereto) and includes (without limitation) Closing

           (7) reference to income or profits or gains earned, accrued or received shall include income or profits or gains deemed to have been or treated as or regarded as earned, accrued or received for the purposes of any Tax

           (8) "Relief" includes any exemption, relief, allowance, set-off, deduction in computing profits or credit granted by or pursuant to any legislation or otherwise relating to any form of Tax and any right to repayment of any form of Tax in either case taken into account in the Financial Statements for the year ended on and as at 31st December 1994

           (9) reference to any business carried on by or transaction effected by any person shall include any business carried on by such person in partnership with others and any transaction effected by or in the course of any such partnership

           (10) If any Relief is lost then, unless a liability for Tax thereby actually arises in the circumstances mentioned in either paragraph (i) or (ii) of Clause 2(l) below, there shall be treated as an amount of Tax for which a liability has arisen

                     (a) in the case of a right to repayment of Tax the amount of the repayment, and otherwise

                     (b) the amount by which the liability to Tax of the Company would have been reduced if the Relief had not been lost.

2.         (1)       Subject as hereinafter provided, VJN hereby covenants with
                     Ticketmaster to pay to Ticketmaster an amount equal to 50 per cent of the amount of any Tax Liability of the Company arising either (i) in respect of any period ending on or before Closing or (ii) in respect of any event occuring on or before Closing (in either case whether alone or in conjunction with any circumstances or events and whether or not such Tax is also or alternatively chargeable against or attributable to any other person firm or company) or (iii) (in respect of a Tax Liability arising after Closing) which would not have arisen but for a loss of Relief or provided for under Clause l(10) above, and so that this covenant shall cover all reasonable costs and expenses paid by the Company or Ticketmaster solely in connection with and for the purpose of contesting, negotiating, resisting, quantifying, disputing or settling any Claim giving rise to a Tax Liability

           (2) In the case of any of the costs and expenses incurred only by Ticketmaster for which VJN is liable under Clause 2(l) above, the amount recoverable shall be l00 per cent of the amount of the costs and expenses

3. The covenant given by Clause 2 of this Deed does not extend to any Tax Liability

           (a) to the extent that provision or reserve (other than a provision or reserve for deferred Tax) in respect thereof shall be made in the Financial Statements for the year ended on and as at 31st December 1994;

           (b) to the extent that such Tax Liability arises as a result of any such provision or reserve in respect thereof being insufficient by reason of any increase in rates of Tax made after Closing with retrospective effect;

           (c) for which the Company is or may become liable as a result solely of trading transactions entered into in ordinary course of its business after 31st December 1994;

           (d) to the extent that it would not have arisen but for a voluntary act omission or transaction of Ticketmaster or the Company carried out or occurring after Closing otherwise than in the ordinary course of business and in circumstances in which Ticketmaster knew or ought reasonably to have known that the act omission or transaction could give rise to a Tax Liability;

           (e) to the extent that it would not have arisen but for any change in accounting policy or practice affecting the Company and adopted after Closing;

           (f) to the extent that Ticketmaster recovers any amount from VJN under the Agreement in respect of or arising from the same Tax Liability;

           (g) to the extent that any provision for Tax (not being a provision for deferred Tax) contained in the Financial Statements for the year ended on and as at 31st December 1994 shall be certified by the Company's auditors from time to time to be an overprovision PROVIDED THAT if it shall subsequently be found that the amount or some part of the amount so certified was not in fact an overprovision VJN shall forthwith on demand pay the amount or such part thereof to Ticketmaster

4. In the event that the Company receives a Claim for Tax or circumstances arise generally whereby Ticketmaster is likely to be entitled to a payment under this Deed, then VJN undertakes to or procures that the Company will notify Ticketmaster as soon as reasonably practicable of such Claim or circumstance

5. Subject to the provisions of Clause 6 hereof, VJN shall make immediate payment in full and without any deduction (except as required by law) whether by reason of any set-off, counterclaim or otherwise forthwith upon service of a notice containing a written demand in respect of any Tax Liability for which VJN is liable to pay Ticketmaster hereunder, provided that the liability of VJN to Ticketmaster under this Deed shall not arise earlier than the latest date on which the Tax Liability in question is due and payable to the relevant authority

6. In the event that the Inland Revenue or any other persons who may make a Claim seek to charge to Tax any sum paid to Ticketmaster hereunder as a result of the covenant or other obligations contained herein then the amount payable hereunder shall be grossed up by such amount as will ensure that after payment of the Tax so charged there shall be left a sum equal to the amount that would otherwise be payable under such covenant or obligation

7. If VJN shall fail to pay any sum due from it under this Deed on the due date for payment in accordance with this Deed, it shall pay interest on that sum from such date until payment in full (as well after as before any judgment) at the rate of 2 per cent. per annum above the base rate for the time being of National Westminster Bank Plc.

8. The provisions of Sections 7.0l (Article VII) (Survival), 7.04 (Article VII) (Procedure for Claims), 9.04 (Article IX) (Notices),
           9.10 (Article IX) (Assignment), 9.12 (Article IX) (Governing Law) and 9.13 (Article IX) (Jurisdiction: Service of Process) of the Agreement shall apply as though set out in this Deed.

IN WITNESS whereof this Deed has been entered into the day and year first above written.

SIGNED AND DELIVERED as a         )
Deed by           a director      )
and               a director      )
/secretary duly authorised        )
for and on behalf of VIDEO        )
JUKEBOX NETWORK, INC              )


Director


Director/Secretary




SIGNED AND DELIVERED as a         )
Deed by           a director      )
and               a director      )
/secretary duly authorised        )
for and on behalf of              )
TM No. 2 LIMITED                  )



Director



Director/Secretary

                                  EXHIBIT "O"





                                 June 30, 1995


TM No. 2 Limited
c/o Ticketmaster-Southern California, Inc.
3701 Wilshire Boulevard
7th Floor
Los Angeles, California 90010

         Re:     Investment in Video Jukebox Network International Limited

To the Board of Directors:

         Reference is hereby made to those certain documents set forth below, each of which is dated as of June 30, 1995 (collectively, the "Transaction Documents"):

         1.      Stock Purchase Agreement among TM No. 2 Limited
("Ticketmaster"), Video Jukebox Network, Inc. ("VJN") and Video Jukebox Network International Limited ("VJNIL"), together with the side letter agreement relating to the intellectual property representations and warranties contained therein;

         2. Administrative Services Agreement among Ticketmaster, VJNIL and VJN, together with (a) the Promissory Note of Ticketmaster issued in connection therewith, and (b) the side letter agreement relating to the intellectual property representations and warranties contained therein; and

         3. License Agreement between VJN, as licensor, and VJNIL, as licensee, together with the side letter agreement containing VJN's representations and warranties with respect to the License Agreement.

         Without regard to the representations and warranties of VJN and/or VJNIL relating to intellectual property set forth in any of the Transaction Documents, in the event that during the thirty (30) month period following the Closing (as defined in the Stock Purchase Agreement described above), VJNIL is prohibited or otherwise restricted from operating its business as it is conducted on the Closing Date (as defined in the Stock Purchase Agreement) as a result of any claim or demand by a third party that the intellectual property licensed to VJNIL by VJN pursuant to the License Agreement (described above) conflicts with, misappropriates, infringes or otherwise violates any intellectual property rights of such third party ("Intellectual Property Matters"), then VJN shall (i) make Ticketmaster whole with respect to, and to the extent of, amounts that Ticketmaster has theretofore paid or value that Ticketmaster has theretofore given to VJN and/or VJNIL as consideration for equity in VJNIL (whether pursuant to the Stock Purchase Agreement or the Administrative Services Agreement) (the "Make Whole Amount") and (ii) indemnify and hold Ticketmaster harmless from any liability that Ticketmaster may incur as a result of its status as an equity holder or administrative services provider with respect to VJNIL, which arises out of or is related to Intellectual

TM No. 2 Limited
June 30, 1995
Page 2



Property Matters. In addition, VJN shall cause VJNIL to cancel and return to Ticketmaster the Promissory Note of Ticketmaster (as described above). Upon receipt in full of the amounts described in the foregoing clauses (i) and (ii), Ticketmaster shall transfer to VJN all of the 356 shares of capital stock of VJNIL acquired by Ticketmaster pursuant to the Transaction Documents; provided, however, that in the event Ticketmaster is unable to transfer to VJN all of the 356 shares of capital stock of VJNIL, the Make Whole Amount required to be paid to Ticketmaster by VJN shall be proportionately reduced.

         This letter agreement has been entered into and executed by Ticketmaster and VJN subsequent to the execution of all of the Transaction Documents and is not superseded or preempted by any provision of the Transaction Documents. This letter agreement shall be a contract made under and governed by the internal laws of the State of Delaware, without regard to conflict of laws principles.

         If the foregoing accurately sets forth our understanding, please so signify by signing the acknowledgement below.

                                                   VIDEO JUKEBOX NETWORK, INC.



                                           By:
                                                   ----------------------------
                                                   Name:


                                                   ----------------------------
                                                   Title:


Accepted and Acknowledged:                 TM NO. 2 LIMITED



                                           By:
                                                   ----------------------------
                                                   Name:


                                                   ----------------------------
                                                   Title:

                                  EXHIBIT "P"





The Directors,
Video Jukebox Network, Inc.
c/o Denton Hall
Five Chancery Lane
Clifford's Inn
London EC4A 1BU




                  184/313/264                  30th June 1995


Dear Sirs

Stock Purchase Agreement (the "Agreement") between Video Jukebox Network Inc., ("VJN"), Video Jukebox Network International Limited ("VJNIL") and TM No. 2 Limited (the "Company")

1.       Background

         We have acted for Ticketmaster Corporation in connection with the establishment of the Company and generally in relation to the proposed acquisition by the Company of 50% of the shares in VJNIL. We have, throughout, received instructions from Neal Gerber & Eisenberg, legal advisers in the United States to Ticketmaster Corporation. We have not been directly involved in the negotiations in relation to the proposed transaction and have confined our advice to matters of English law. This is the opinion referred to in Section 6.02(e) of the Agreement.

2.       Documents examined, enquiries made and certificates relied upon

         For the purposes of giving this opinion, we have examined the following documents:

         (a) an original copy of the Certificate of Incorporation and Certificate of Incorporation on Change of Name of the Company in each case certified by the Registrar of Companies as being a true copy of the Register;

         (b) a copy of the written resolution of the Board of Directors of the Company passed on 29th June 1995 at which the proposed transaction, and in particular the execution of the Agreement, was approved;

         (c) a microfiche of the file kept by the Registrar of Companies in respect of the Company furnished to us on 30th June 1995 and a certificate of good standing in respect of the Company issued by the Registrar of Companies dated 29th June 1995; and

         (d)      a copy of the draft of the Agreement marked "Final Draft".

         As to questions of fact which are material to this opinion we have, when the relevant facts were not independently established by us, relied upon statements made in the documents, records and certificates referred to in this opinion.

         Except as mentioned above, we have made no other enquiries and investigations covering the Company in connection with giving this opinion, except for a telephone enquiry (the "Enquiry") made by us in respect of the Company on 30 June 1995 to the Central Registry of Winding-up Petitions.

3.       Assumptions

         In giving this opinion, we have assumed:

         (a) the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies;

         (b) that the written resolution referred to in paragraph 2(b) above is a true record of such written resolution of the Company and that such resolution was duly passed and remains in full force and effect;

         (c)      that the Agreement:

                  (i) is within the capacity and powers of each of the parties to it (other than the Company);

                  (ii) has been validly authorised and duly executed and delivered by each such party;

                  (iii) constitutes the valid, binding and enforceable obligations (under the laws of each applicable jurisdiction) of each such party; and

                  (iv) constitutes under the laws of the State of Delaware valid and binding obligations of the Company enforceable in accordance with its terms;

         (d) that each party's agent for service of process has accepted the appointment;

         (e) that the Company entered into the Agreement and the transactions contemplated by it in good faith and for the purpose of carrying on its business and that at the time of its doing so there were, and there still are, reasonable grounds for believing that the Agreement and transactions would benefit the Company;

         (f) that in the case of each of the parties to the Agreement the entry into the Agreement, the performance of its obligations under the Agreement, and/or the transactions of which it forms part does not constitute or involve the giving of financial assistance in connection with the purchase of shares in any company which is prohibited by section 151 Companies Act 1985;

         (g) that all information supplied to us (orally or in writing) by Neal Gerber & Eisenberg is true and accurate and complete in all respects and is not misleading;

         (h) that there is no fact or matter (such as a mistake or misrepresentation before or at the time the Agreement was entered into or a subsequent release, waiver or variation of any right or provision) which would or might affect our opinions which was not revealed by the steps taken by us in connection with this opinion;

         (i) that no law (other than English law) which might apply to any of the parties to the Agreement or the transactions contemplated in the Agreement would or might affect this opinion; and

         (j) that each of the individuals who claims to be an officer of the Company is the individual whom he or she claims to be.

4.       Opinion

         Based on the examination of documents and the Enquiry referred to in paragraph 2 and the assumptions set out in paragraph 3 above, and subject to the qualifications set out in paragraph 5 below, we are of the opinion that:

         (a) the Company is a limited liability company duly incorporated under the laws of England and Wales and:

                  (i) the microfiche and certificate referred to in paragraph 2(c) above indicate that it is validly existing and of good standing and does not reveal any order or resolution for its winding-up or administration nor any appointment of a receiver over any or all of its assets; and

                  (ii) the response to the Enquiry was that no petition for the winding-up of the Company had been presented in the preceding six months;

         (b)      the Company has power to enter into and perform the Agreement;

         (c) all necessary corporate action has been taken by the Company to authorise the execution, delivery and performance by it of the Agreement;

         (d) the Agreement has been duly executed and delivered on behalf of the Company and constitutes valid and binding obligations of the Company enforceable in accordance with its terms;

         (e) the execution, delivery and performance by the Company of the Agreement does not and will not contravene any existing applicable statute or other law to which the Company is subject in England or conflict with, result in any breach of or constitute a default under or pursuant to the provisions of its constitutional documents or (so far as we are aware, based only on our knowledge of matters which we are currently handling on behalf of the Company, having made no enquiries of any person and having carried out no investigations) contravene or conflict with, result in any breach of or constitute a defaultunder or pursuant to any agreement or document to which the Company is a party or by which it is bound at the date of this opinion;

         (f) so far as we are aware (based only on our knowledge of matters which we are currently handling on behalf of the Company, having made no enquiries of any person and having carried out no investigations), there are no actions, suits or proceedings pending against the Company in the English courts which, if adversely determined, would have a material adverse effect upon the ability of the Company to perform its obligations under the Agreement;

         (g) (except in relation to approvals required to be obtained from and/or notifications and registrations required to be made at the Office of Fair Trading and the European Commission) to ensure the legality, validity, enforceability and admissibility into evidence of the Agreement in England and Wales, no declaration, filing or registration with any court, governmental agency or other similar authority or body in England and Wales need be made; no consent, licence, permit, order, decree, authorisation or approval of any such authority or body is required; and

         (h) the Company is subject to the laws of England and Wales and neither it nor any of its property or assets enjoys any right of immunity from any judicial proceedings in England and Wales.

         For the purpose of this opinion "duly incorporated" means that the requirements of the Companies Act(s) applicable at the date of incorporation of the Company in respect of registration and of matters precedent and incidental to it have been complied with and that the company is authorised to be registered and is duly registered under that or those Acts.

         For the purposes of this opinion "validly existing" means that the Company is subsisting at the date of this opinion and has not been struck off the register maintained by the Registrar of Companies for England and Wales, nor has it been dissolved, nor has it ceased to exist by reason of any merger or consolidation or limitation on the duration of its existence.

5.       Qualifications

         This opinion is given subject to the following qualifications:

         (a) this opinion relates only to the laws of England and Wales in force at today's date. We express no opinion with regard to the laws of any other jurisdiction. In this regard, we note in particular that the Agreement is expressed to be governed by the laws of the State of Delaware and we have assumed that insofar as such laws govern it the obligations of the Company under the Agreement constitute its legal, valid and binding obligations under the laws of State of Delaware enforceable in accordance with its terms;

         (b) the microfiche referred to in paragraph 2(c) might not have been up-to-date, complete and accurate as at the date it was furnished to us. For example, matters which should have been registered may not have been registered; particulars of such matters may have been lodged with the Registrar of Companies for registration but not included in the Company's file and/or the microfiche may not be an accurate copy of the Company's file;

         (c) the response to an enquiry such as the Enquiry relates only to petitions for the compulsory winding-up of the relevant company presented within the six months prior to the date of the Enquiry and entered on the records of the Central Registry of Winding-up Petitions. The presentation of such a petition may not have been notified to the Central Registry or entered on such records immediately or, if presented to a County Court, at all;

         (d) there is no requirement to register the presentation of a petition for the receivership or winding-up of, or for an administration order in respect of, a company with the Registrar of Companies. Notice of a winding-up or administration order having been made, a winding-up resolution having been passed or a receiver having been appointed may not be filed with the Registrar of Companies immediately and may not appear from a search made of the public file immediately after having been filed or at all.

                  Hence such a matter might apply to the Company but not appear on the relevant microfiche;

         (e) where in paragraph 4(d) we say that the Agreement will constitute valid and binding obligations of the Company enforceable in accordance with its terms we mean that the obligations of the Company under the Agreement are of a type which would, if an English court took jurisdiction in the matter and if the Agreement were governed by English law, be enforced by the English courts. It does not mean that those obligations would necessarily be enforced by an English court, even if it took jurisdiction and if English law applied, in all circumstances in accordance with its terms. In particular:

                  (i) enforcement may be limited by administration, bankruptcy, insolvency, liquidation, re-organisation, and other rules of general application relating to or affecting the rights of creditors including without limitation the effect of laws relating to fraudulent and voidable preferences and transactions at an undervalue;

                  (ii) enforcement may be limited by general principles of equity - for example, equitable remedies may not be available where damages are considered to be an adequate remedy;

                  (iii) claims may become barred under the Limitation Acts or may be or become subject to defences of set-off or counterclaim;

                  (iv) the English courts will not enforce obligations in the nature of a fine or penalty;

                  (v) an English court might not enforce an obligation which is or becomes illegal by the law of a foreign jurisdiction in which it is to be performed or contrary to the public policy or exchange control regulations of a foreign jurisdiction;

                  (vi) an undertaking by a company which constitutes a fetter on its right to exercise its statutory powers (for example, to issue new shares) is void; and

                  (vii) a provision requiring payments to be made without deductions or withholdings will not be enforced if a deduction or withholding is made pursuant to a legal obligation;

                  (viii) section 9.07 (severability) of the Agreement might not be enforceable in all circumstances;

                  (ix) a court might hold that the parties to the Agreement may amend it by oral agreement notwithstanding section 9.11 (amendments) of that document;

                  (x) to the extent that the Agreement provides for an indemnity to be given by the Company in respect of costs and expenses resulting from a breach by it of the terms of the Agreement or otherwise, an English court may refuse to give effect to that provision in respect of the costs of unsuccessful litigation brought before an English court or where the court has itself made an order for costs;

                  (xi) while the English courts are prepared to render judgment for a monetary amount in foreign currencies, a judgment may be converted into English pounds sterling for the purposes of enforcement (save only in respect of garnishee proceedings where enforcement can be in the appropriate foreign currency); also, amounts denominated in foreign currencies and claimed in an English liquidation proceeding must be converted into English pound sterling at the exchange rate prevailing at the commencement of the liquidation;

                  (xii) the provisions relating to the service of process anywhere in the world will not necessarily be effective as regards proceedings in England and Wales against the Company unless service is effected at the registered office for the time being of that Company or by some other means permitted by the English court or the applicable rules of the English courts;

                  (xiii) a third party which is not party to the Agreement will have no rights or obligations pursuant to the Agreement against or to any party to the Agreement;

                  (xiv) all provisions under which one party purports to indemnify another against criminal liability, stamp duty or certain matters relating to stamp duty liability are void or unenforceable;

         (f) we give no opinion as to the tax liability of any party under or in respect of the Agreement;

         (g) no liability shall be assumed by us in respect of any matter which would or might relate to:

                  (i)       the assets of the Company and its title to them;

                  (ii)      the value of the shares in the Company; or

                  (iii) the accuracy or completeness of any representations or warranties made by the Company in the Agreement.

This opinion is addressed to you solely for your own use and neither it nor any copy of it may be shown to or relied upon by anyone else or quoted or referred to in any public document or filed with any governmental agency or any other person without our prior written consent. The opinion is strictly limited to the matters set out above and does not extend to and is not to be read as extending by implication to any other matter.

This opinion shall be governed and construed in accordance with English law. Any claim arising in connection herewith shall only be brought in the Courts of England.

Yours faithfully

                                  EXHIBIT "Q"





                                 June 30, 1995


TM No. 2 Limited
3701 Wilshsire Boulevard
Suite 700
Los Angeles, California

         Re: Purchase of Capital Stock of Video Jukebox Network International Limited by TM No. 2 Limited


Ladies and Gentlemen:

         We have acted as counsel to Video Jukebox Network, Inc. ("VJN") in connection with the Stock Purchase Agreement dated as of June 30, 1995 (the "Purchase Agreement") among VJN, Video Jukebox Network International Limited ("VJNIL") and TM No. 2 Limited ("TM"), and the transactions specifically referred to therein.

         Capitalized terms otherwise defined herein are defined as set forth in the Purchase Agreement. This opinion is being furnished pursuant to Section 6.03(e) of the Purchase Agreement, and is given with the consent of TM.

         This opinion has been prepared and is to be construed in accordance with the Report on Standards For Florida Opinions dated April 8, 1991 issued by the Business Law Section of the Florida Bar (the "Report"). The Report is incorporated by reference in this opinion.

         We do not express any opinion concerning any law other than the laws of Florida, the federal law of the United States and, while we are not qualified to practice law in Delaware, we have expressed an opinion regarding the application of Delaware law, based on the assumption that Delaware law is similar in all material aspects to Florida law. Furthermore, we are not conversant with the laws applicable to patents, trademarks, trade names, copyrights, intellectual property, or communications matters, and accordingly express no opinion as to VJN's patents (or the licensing or rights thereunder), trademarks, trade names, copyrights, other intellectual property rights or any aspect of the transactions relating to such rights and/or VJN's business regulated by the Federal Communications Commission or any similar state regulatory authority.

         In rendering the following opinion, we have relied, with your approval, as to factual matters that affect our opinion and not as to legal conclusions, solely on our examination of the following documents, and have made no independent verification of the facts asserted to be true and correct in those documents, including, without

TM No.2  Limited
June 30, 1995
Page 2



limitation, the factual representations and warranties contained in the Purchase Agreement:

                 (i) The Third Amended and Restated Articles of Incorporation of VJN;

                 (ii)      VJN's Bylaws;

                 (iii) A Certificate of Good Standing of VJN, dated June 26, 1995 and issued by the Florida Secretary of State;

                 (iv) Officer's Certificate delivered by Luann M. Simpson, Chief Financial Officer and Secretary of VJN, a copy of which is attached hereto as Exhibit "A";

                 (v) Officer's Certificate delivered by Luann M. Simpson, Chief Financial Officer and Secretary of VJN, a copy of which is attached hereto as Exhibit "B";

                 (vi) A Certificate of Incumbency of VJN, delivered by Luann M. Simpson, Chief Financial Officer of VJN, a copy of which is attached hereto as Exhibit "C"; and

                 (vii) The Purchase Agreement and executed counterparts of all other agreements which VJN has executed and delivered in connection with all of the transactions specifically referred to in the Purchase Agreement (all of which are collectively referred to hereinafter as the "Transaction Agreements").

         Based upon the foregoing, and subject to the qualifications and limitations stated in this letter, we are of the opinion that:

         1. VJN has been incorporated and was organized under the Florida General Corporation Act and its status is active.

         2. VJN has the corporate power and authority to conduct its business and to execute and deliver the Transaction Agreements and to perform its obligations under the Transaction Agreements.

         3. To our knowledge, after limited investigation, and except as set forth in Schedule 3.06 of the Purchase Agreement, there are no pending or overtly threatened actions, claims, investigations or other proceedings against VJN.

         4. VJN has authorized the execution, delivery and performance of the Transaction Agreements by all necessary corporate action, and the Transaction Agreements have been executed and delivered by VJN.

         5. The execution and delivery of the Transaction Agreements and the performance of all of the transactions contemplated to be performed by VJN pursuant to the Transaction Agreements do not (i) violate VJN's Third Amended and Restated Articles of Incorporation or Bylaws; (ii) to our knowledge after due inquiry, constitute

TM No.2  Limited
June 30, 1995
Page 3



a breach of or a default under any agreement or instrument to which VJN is a party or by which its assets are bound or result in the creation of a mortgage, security interest or other encumbrance upon the assets of VJN; (iii) to our knowledge after due inquiry, violate any judgement, decree or order of any court or administrative tribunal, which judgement, decree or order is binding on VJN or its assets; or (iv) violate any Federal or Florida law, rule or regulation.

         6. Upon delivery of the Shares to TM and payment in accordance with the Purchase Agreement, TM will acquire the ownership rights to the Shares free, to our knowledge, of all adverse claims of which TM did not have notice.

         7. No notice, report or other filing or registration with, and no consent, approval or authorization of any Federal, Florida or local governmental authority is required to be submitted, made or obtained by VJN in connection with the execution, delivery and performance by VJN of the Transaction Agreements, which if not obtained, could have a Material Adverse Effect on the transactions specifically referred to in the Transaction Agreements.

         8. Subject to the limitations contained in the next paragraph, the Transaction Agreements are valid and binding obligations of VJN enforceable under the law of Florida, Delaware and the Federal law of the United States.

         Our opinion concerning the validity, binding effect and enforceability of the Transaction Agreements means that (a) each of the Transaction Agreements constitutes an effective contract under applicable law, (b) each of the Transaction Agreements is not invalid in its entirety because of a specific statutory prohibition or public policy and is not subject in its entirety to a contractual defense, and (c) subject to the last sentence of this paragraph, some remedy is available if VJN is in material default under any one of the Transaction Agreements. This opinion does not mean that: (a) any particular remedy is available upon a material default, or (b) every provision of each of the Transaction Agreements will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of any one or more of the Transaction Agreements may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditor's rights and remedies generally and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding at equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

         In rendering the foregoing opinion, we have not expressed an opinion on any State or Federal securities laws or regulations.

         This opinion is furnished to you by us as counsel for VJN, is solely for your benefit and is rendered solely in connection with the transactions specifically referred to in the Transaction Agreements. This opinion may be relied upon only in connection

TM No.2  Limited
June 30, 1995
Page 4



with such transactions and may not be relied upon by any other person without our prior written consent.

                                        Very truly yours,

                                 SCHEDULE 3.04

                                  No Conflict

1. It will be necessary to notify this Agreement and all related and ancillary documentation to the European Commission pursuant to Article 85 of the Treaty of Rome and EC Regulation Number 17/62 of February 6, 1962, as amended.

2. It will be necessary to file this Agreement and all related and ancillary documentation at the Office of Fair Trading pursuant to the Restrictive Trade Practices Act 1976.

3. By letter dated May 2, 1995, Rowe and Maw acting on behalf of Ticketmaster, notified the Independent Television Commission of this Agreement. Within 28 days of Closing, VJNIL must notify the Independent Television Commission of completion of this transaction pursuant to the terms of its license (License Number LPSO44 dated February 11, 1992) from the Independent Television Commission.

4. Pursuant to the terms of a Stock Purchase Agreement, dated as of November 21, 1990, between VJN and TCI Liberty, Inc. ("TCI"), TCI or its assigns have preemptive rights regarding any original issuance of VJN stock. On June 1, 1995, VJN notified TCI's present assignee, Liberty VJN, Inc. ("Liberty") of the issuance of VJN stock (the "Monsey Stock") to Vincent Monsey, contemplated by this transaction. In doing so, VJN requested that Liberty waive any preemptive rights which it may have with respect to the issuance of the Monsey Stock. On June 27, 1995, Liberty waived any such preemptive rights.

5. The Home Insurance Company of Illinois Insurance policy (No. PDO-F-922212-4/000) will cease to cover VJNIL upon the closing of the contemplated transaction.

6. The Employers Reinsurance Corporation Broadcasters Broad Form Defamation and Associated Risks Policy (No. RLS-004814-R) will cease to cover VJNIL upon the closing of the contemplated transaction.

                                 SCHEDULE 3.05

                             Consents and Approvals

1. It will be necessary to notify this Agreement and all related and ancillary documentation to the European Commission pursuant to Article 85 of the Treaty of Rome and EC Regulation Number 17/62 of February 6, 1962, as amended.

2. It will be necessary to file this Agreement and all related and ancillary documentation at the Office of Fair Trading pursuant to the Restrictive Trade Practices Act 1976.

3. By letter dated May 2, 1995, Rowe and Maw acting on behalf of Ticketmaster, notified the Independent Television Commission of this Agreement. Within 28 days of Closing, VJNIL must notify the Independent Television Commission of completion of this transaction pursuant to the terms of its license (License Number LPSO44 dated February 11, 1992) from the Independent Television Commission.

4. Pursuant to the terms of a Stock Purchase Agreement, dated as of November 21, 1990, between VJN and TCI Liberty, Inc. ("TCI"), TCI or its assigns have preemptive rights regarding any original issuance of VJN stock. On June 1, 1995, VJN notified TCI's present assignee, Liberty VJN, Inc. ("Liberty") of the issuance of VJN stock (the "Monsey Stock") to Vincent Monsey, contemplated by this transaction. In doing so, VJN requested that Liberty waive any preemptive rights which it may have with respect to the issuance of the Monsey Stock. On June 27, 1995, Liberty waived any such preemptive rights.

                                 SCHEDULE 3.06

                                   Litigation


         On August 30, 1991, Video Jukebox Network, Inc. (the "Company") filed a complaint (the "Complaint") against Donald L. Barone, Jr. ("Barone"), Kenneth Trzecki, Harry Griendling and Healthcare Communications, Incorporated (collectively, "HCI") in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida. Harry Griendling has been dismissed from the action with prejudice. The Complaint alleges that: (I) in or about August 1991, Barone, while an employee of the Company, wrongfully and intentionally removed certain proprietary materials used in connection with the development and marketing of an interactive employment television program owned by the Company, as well as certain other property owned by and entrusted to the Company by third parties which was used in connection with the development of the interactive employment television program (collectively, the "Property"); and (ii) HCI fraudulently induced the Company to enter into a business relationship with HCI for the purpose of financially exploiting the Company. The Complaint sought the issuance of a prejudgment writ of replevin and a temporary and permanent injunction, compensatory damages and other relief.

         On September 3, 1991, the Court granted the Company's motions, issued a prejudgment writ of replevin requiring return of the Property to the Company during the pendency of the case, and issued a temporary injunction precluding third parties from possessing, using and/or enjoying the benefits of the Property.

         On October 31, 1991, HCI filed an answer, affirmative defenses and counterclaim against the Company for breach of contract and fraudulent inducement. HCI also filed a third party summons and complaint against the then President of the Company, alleging fraudulent inducement by him. HCI denied all the material allegations contained in the Complaint and alleged that: (i) the Company fraudulently induced HCI to enter into a business relationship with the Company; (ii) the Company had no right of possession and no ownership interest in the Property; and (iii) Barone had no authority to transfer the Property owned by HCI to the Company. HCI also alleged that the Property was developed pursuant to a joint venture agreement between HCI and the Company and that the Company breached such agreement. The counterclaim seeks compensatory damages and other relief from the Company, and the third party complaint seeks compensatory damages and other relief from the then President of the Company. The Company and its former President believe the claims asserted by HCI are without merit. The Company and its former President have denied HCI's allegations, moved to dismiss the claims and have been vigorously defending the action while pursuing the Company's claims against HCI. The Company has agreed to indemnify and hold harmless the former President of the Company for any costs and liability incurred by him in this litigation.

         HCI subsequently filed a motion to dissolve the orders granting the Company the writ of replevin and temporary injunction. On October 8, 1991, the Circuit Court dissolved the writ of replevin and temporary injunction. On October 31, 1994, the Circuit Court determined that HCI was entitled to attorneys fees in the amount of $22,665 and costs of $2,490. The Company paid such sum from the $35,000 bond amount which had been deposited with the Circuit Court in 1991. In the claim for damages for the wrongful replevin, Barone was seeking damages for his claim of mental pain and suffering as a result of the Company seeking the writ of replevin and executing such writ through the lawful means of the Sheriff of Broward County. HCI was seeking: (I) attorneys' fees in excess of $100,000 concerning the dissolution of the writ and for the proceedings related to the issue of damages; and (ii) damages for loss of the use of the property seized. The Circuit Court has determined that additional damages, if any, as a result of the wrongful issuance of the prejudgment writ of replevin and temporary injunction could not be determined until a final judgement is rendered on the merits of the case.

         On August 30, 1991, HCI filed a summons with notice (the "Summons") in the State of New York Supreme Court in the County of Erie. In the Summons, HCI threatened to file a complaint against the Company for purported damages of $100 million for alleged tortious interference with contractual relations between HCI and unidentified third parties, for negligent and intentional misrepresentation and for breach of express and implied contract. The Summons also states that HCI will seek a declaratory judgment to determine ownership rights to the Property. However, since August 30, 1991, HCI has neither filed a complaint against the Company nor taken any further action. The Company believes that the allegations of HCI as stated in the Summons are without merit. The Company will fully and vigorously respond to such allegations if a formal complaint is filed against it by HCI.

                                 SCHEDULE 4.02

                            Capitalization of VJNIL

                                                             Number of
         Stockholder                                      Ordinary Shares
         -----------                                      ---------------
         Video Jukebox Network, Inc.                            602

Any and all preemptive rights of Monsey and VJN in the common stock of VJNIL have been waived on or prior to the date hereof.

                                 SCHEDULE 4.04

                                  No Conflict

1. It will be necessary to notify this Agreement and all related and ancillary documentation to the European Commission pursuant to Article 85 of the Treaty of Rome and EC Regulation Number 17/62 of February 6, 1962, as amended.

2. It will be necessary to file this Agreement and all related and ancillary documentation at the Office of Fair Trading pursuant to the Restrictive Trade Practices Act 1976.

3. By letter dated May 2, 1995, Rowe and Maw acting on behalf of Ticketmaster, notified the Independent Television Commission of this Agreement. Within 28 days of Closing, VJNIL must notify the Independent Television Commission of completion of this transaction pursuant to the terms of its license (License Number LPSO44 dated February 11, 1992) from the Independent Television Commission.

4. Pursuant to the terms of a Stock Purchase Agreement, dated as of November 21, 1990, between VJN and TCI Liberty, Inc. ("TCI"), TCI or its assigns have preemptive rightsregarding any original issuance of VJN stock. On June 1, 1995, VJN notified TCI's present assignee, Liberty VJN, Inc. ("Liberty") of the issuance of VJN stock (the "Monsey Stock") to Vincent Monsey, contemplated by this transaction. In doing so, VJN requested that Liberty waive any preemptive rights which it may have with respect to the issuance of the Monsey Stock. On June 27, 1995, Liberty waived any such preemptive rights.

5. The Home Insurance Company of Illinois Insurance policy (No. PDO-F-922212-4/000) will cease to cover VJNIL upon the closing of the contemplated transaction.

6. The Employers Reinsurance Corporation Broadcasters Broad Form Defamation and Associated Risks Policy (No. RLS-004814-R) will cease to cover VJNIL upon the closing of the contemplated transaction.

                                 SCHEDULE 4.05

                             Consents and Approvals

1. It will be necessary to notify this Agreement and all related and ancillary documentation to the European Commission pursuant to Article 85 of the Treaty of Rome and EC Regulation Number 17/62 of February 6, 1962, as amended.

2. It will be necessary to file this Agreement and all related and ancillary documentation at the Office of Fair Trading pursuant to the Restrictive Trade Practices Act 1976.

3. By letter dated May 2, 1995, Rowe and Maw acting on behalf of Ticketmaster, notified the Independent Television Commission of this Agreement. Within 28 days of Closing, VJNIL must notify the Independent Television Commission of completion of this transaction pursuant to the terms of its license (License Number LPSO44 dated February 11, 1992) from the Independent Television Commission.

4. Pursuant to the terms of a Stock Purchase Agreement, dated as of November 21, 1990, between VJN and TCI Liberty, Inc. ("TCI"), TCI or its assigns have preemptive rights regarding any original issuance of VJN stock. On June 1, 1995, VJN notified TCI's present assignee, Liberty VJN, Inc. ("Liberty") of the issuance of VJN stock (the "Monsey Stock") to Vincent Monsey, contemplated by this transaction. In doing so, VJN requested that Liberty waive any preemptive rights which it may have with respect to the issuance of the Monsey Stock. On June 27, 1995, Liberty waived any such preemptive rights.

                                 SCHEDULE 4.06

                                   Litigation

         VJNIL was in dispute with Dolphin Head Group Holdings Plc ("Dolphin") relating to the occupation by VJNIL of certain premises known as Unit or Suite 5, Camberley House, Portesbery Road, Camberley, Surrey and Unit 6, Camberley House, 85 High Street, Camberley, Surrey. A writ was served on VJNIL dated September 14, 1994 claiming a total of L.15,135.51 plus interest and costs. A Defense dated October 27, 1994 was served by VJNIL. The matter was settled by mutual consent on May 11, 1995 - a payment of L.6,850.00 was made by VJNIL to Dolphin's solicitors on behalf of Dolphin. A consent order was issued by the court on May 12, 1995 ordering that no order should be made in respect of Dolphin's claim against VJNIL, save that VJNIL pay the costs of the action brought by Dolphin against VJNIL, such costs to be taxed if not agreed. The costs are in the process of being taxed and Clintons has estimated that the taxed costs are likely to be in the region of L.10,000.00 - L.20,000.00.

                                 SCHEDULE 4.07

                             Financial Information

                                      None

                                 SCHEDULE 4.09

                                  Receivables

                                      None

                                 SCHEDULE 4.11

                   Conduct of Business in the Ordinary Course

                                      None

                                 SCHEDULE 4.12

                              Compliance with laws

1. As mentioned in the minutes of a meeting of the Board of Directors of VJNIL held on April 26, 1993, VJNIL was at that date in arrears in respect of the payment of tax under the PAYE scheme, in the amount of approximately L.40,000. These arrears, together with any interest and penalties thereon, have since been paid.

2. VJNIL obtains all advertisements shown on "The Box" from advertising agencies. VJNIL does not analyze advertisements shown on "The Box" for compliance with any codes of advertising standards or similar codes. Consequently, there can be no assurance that VJNIL is in compliance with any applicable codes of advertising standards.

3. VJNIL is not registered under the Data Protection Act 1984. Nevertheless, VJNIL submitted an application for registration under such act to the Registrar on June 14, 1995.

4. The statutory (audited) accounts for the accounting year ended December 31, 1992 were filed late with the Registrar of Companies. Such accounts were accepted for filing on July 12, 1994.

                                SCHEDULE 4.13(A)

                               Material Contracts

1. Shareholders Agreement, dated March 4, 1992, among VJNIL, Vincent Monsey and VJN.

2. Escrow Agreement, dated March 4, 1992, among Vincent Monsey, VJN, Alsop Wilkinson and VJNIL.

3.       Hire-Purchase Agreement for a Ford Escort 1.4 LX dated August 5, 1993.

4. Telephone equipment rental agreement, dated July 3, 1992, between VJNIL and Telecom Rentals Limited.

5. International Management Agreement, dated December 31, 1993, among VJN, VJNIL and Communications Equity Associates, Inc.

6. CEA Financing Representation Agreement, dated February 11, 1992, between VJNIL and Communications Equity Associates International Limited

7.       Director's Service Agreement of Vincent Monsey, dated March 4, 1992.

8. BT Callstream Service Agreement, dated July 22, 1994, between VJNIL and British Telecommunications Plc.

         Video Performance Limited

9. Heads of Agreement, dated February 11, 1994, regarding License Agreement between Video Performance Limited and VJNIL.

         Details of VJNIL's current relationship and on-going negotiations with Video Performance Limited have been disclosed to Ticketmaster, pursuant to the following correspondence, copies of which have been provided to Ticketmaster:

         a)      copy letter dated 9/29/94 from Clintons solicitors to VJNIL;

         b)      copy letter dated 9/30/94 from VJNIL to VPL;

         c)      copy letter dated 11/1/94 from Clintons to VPL;

         d)      copy letter dated 11/9/94 from VPL to Clintons;

         e)      copy letter dated 11/16/94 from VPL to Clintons;

         f)      copy letter dated 11/21/94 from Clintons to VPL;

         g)      copy letter dated 11/29/94 from VPL to Clintons;

         h)      copy letter dated 11/29/94 from Clintons to VPL;

         i)      copy letter dated 12/6/94 from Clintons to VPL;

         j)      copy letter dated 12/6/94 from VPL to Clintons;

         k)      copy letter dated 12/8/94 from Clintons to VPL;

         l)      copy letter dated 12/21/94 from VPL to Clintons;

         m)      copy letter dated 1/3/95 from Clintons to VPL;

         n)      copy letter dated 1/26/95 from Clintons to VPL;

         o)      copy letter dated 2/9/95 from VPL to Clintons;

         p)      copy letter dated 2/13/95 from Clintons to VPL;

         q) copy letter dated 2/13/95 from VPL to Clintons enclosing the proposed draft License Agreement;

         r) letter dated 5/24/95 from Lucio, Mandler, Croland, Bronstein & Steele, P.A. to Neal, Gerber & Eisenberg, enclosing latest draft of proposed license agreement.

         ITC

10. License granted to VJNIL by the Independent Television Commission, dated February 11, 1992.

         Insurance

11.      Home Insurance Company of Illinois Insurance policy (No.
         PDO-F-922212-4/000) for VJN for the period from December 6, 1994 to December 6, 1995 with a premium of $137,500.00.

12. Employers Reinsurance Corporation Broadcasters Broad Form Defamation and Associated Risks Policy (No. RLS-004814-R) for VJN for the period from June 19, 1995 to June 19, 1996 with a premium of $9,570.

13. Cover note from Thompson Heath & Bond Ltd. for Commercial Combined Insurance (No. 664/2662001E) for VJN for the period from August 7, 1994 to August 6, 1995 with a premium of $19,875.

14. The Insurance Company of the State of Pennsylvania Insurance policy (No. 80-259277) for VJN from May 1, 1995 to May 1, 1996 with a premium of $2,500.

15. Eagle Star Insurance Company Limited Wide Angle Media Combined Policy (policy number unknown at this time) from June 10, 1995 to June 9, 1996 with a premium of L.571.95.

16. Eagle Star Insurance Company Limited Office Combined Policy (002/820/J0000859/3) from June 2, 1995 to June 2, 1996 with a premium of L.1,224.65.

         Property

17. Underlease relating to Second Floor, Imperial House, 11/13 Young Street, Kensington, London W8, dated February 3, 1994, between Office Angels Limited and Video Jukebox Network International Limited and an Order Authorizing Exclusion of provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 dated February 7, 1994 in the Shoreditch County Court.

18. License to Underlet property, dated February 1, 1994, relating to Second Floor, 11/13 Young Street, London W8 among Archly Corporation N.V., Office Angels Limited and VJNIL .

19.      Lease, dated May 2, 1991, between Newdaze Limited and Office Angels
         Limited.

20. Lease, dated January 31, 1972, between City Centre Properties Limited and The Imperial Life Assurance Company of Canada.

21.      Lease, dated February 8, 1995, between VJNIL and Archly Corporation
         N.V.

         Cable Operators

         See attached sheet

                                SCHEDULE 4.13(B)

                        Material Contracts - Exceptions

1. The Shareholders Agreement among VJNIL, Vincent Monsey and VJN, dated April 4, 1992 will be terminated immediately prior to the Closing.

2. The Escrow Agreement among Vincent Monsey, VJN, Alsop Wilkinson and VJNIL, dated March 4, 1992, will be terminated immediately prior to Closing.

3. The International Management Agreement, dated December 31, 1993, among VJN, VJNIL and Communications Equity Associates, Inc., only so far as it relates to VJNIL, was terminated on June 30, 1995.

4. The CEA Financing Representation Agreement, dated February 11, 1992, between VJNIL and Communications Equity Associates International Limited was terminated on June 30, 1995.

5. The Director's Service Agreement of Vincent Monsey, dated March 4, 1992, will be terminated at Closing and will be replaced by a new employment agreement.

6. The Home Insurance Company of Illinois Insurance policy (No. PDO-F-922212-4/000) will cease to cover VJNIL upon the closing of the contemplated transaction.

7. The Employers Reinsurance Corporation Broadcasters Broad Form Defamation and Associated Risks Policy (No. RLS-004814-R) will cease to cover VJNIL upon the closing of the contemplated transaction.

8. VJNIL received a renewal notice for the Eagle Star Insurance Company Limited Wide Angle Media Combined Policy, for the current period, on June 29, 1995. Coverage will only remain in effect for the period indicated, so long as VJNIL pays the premium within 14 days of the renewal notice.

                                 SCHEDULE 4.15

                                 Real Property

PREVIOUS PREMISES

Comfrey House, Comfrey Close, Cove, Hampshire GU14 9XX

Camberley House, Portesbery Road, Camberley, Surrey GU15 3SZ

PRESENT PREMISES

The Leasehold Premises known as First and Second Floors, Imperial House, 11/13 Young Street, Kensington, London W8

                                 SCHEDULE 4.16

                                     Assets

                                      None

                                 SCHEDULE 4.17

                                   Suppliers

                                      None

                                SCHEDULE 4.18(A)

                                     Taxes

1. As mentioned in the minutes of a meeting of the Board of Directors of VJNIL held on April 26, 1993, VJNIL was at that date in arrears in respect of the payment of tax under the PAYE scheme, in the amount of approximately L.40,000. These arrears, together with any interest and penalties thereon, have since been paid.

2. The statutory (audited) accounts for the accounting year ended December 31, 1992 were filed late with the Registrar of Companies. Such accounts were accepted for filing on July 19, 1994.

                                SCHEDULE 4.18(B)

                                     Taxes

                                      None

                                 SCHEDULE 5.01



         The sole stockholder of TM No. 2 Limited is Ticketmaster Corporation, an Illinois corporation.

                                 Schedule 5.04



1. It will be necessary to notify this Agreement and all related and ancillary documentation to the European Commission pursuant to Article 85 of the Treaty of Rome and EC Regulation Number 17/62 of February 6, 1962, as amended.

2. It will be necessary to file this Agreement and all related and ancillary documentation at the Office of Fair Trading pursuant to the Restrictive Trade Practices Act 1976.

3. By letter dated May 2, 1995, Rowe and Maw acting on behalf of Ticketmaster Corporation, notified the Independent Television Commission of this Agreement. Within 28 days of Closing, Borrower must notify the Independent Television Commission of completion of this transaction pursuant to the terms of its license (License Number LPSO44 dated February 11, 1992) from the Independent Television Commission.